EXHIBIT 10.2

                               PELMAD CORPORATION
                10598 N.W. SOUTH RIVER DR., MEDLEY, FLORIDA 33178
                                 BUSINESS LEASE

THIS AGREEMENT, entered into as of this 20th day of February, 2001 (the "Effective Date"), between PELMAD CORPORATION, a Florida corporation (the "Landlord"), and BE AEROSPACE, INC., a Delaware corporation, a/k/a B/E AEROSPACE, INC. (the "Tenant"), IS TO WITNESS: that Landlord does this day lease unto Tenant; the Premises (as defined herein).

PARTIES: PELMAD CORPORATION, Landlord is a Florida corporation and owner of the below-described premises. BE AEROSPACE, INC., Tenant is a Delaware corporation which also does business under the name B/E AEROSPACE, INC. Furthermore, BE AEROSPACE, INC. represents and agrees that for the duration of this Lease, as it may be renewed or extended, it shall be the operating entity at the subject Premises.

PREMISES & LOCATION: The premises leased hereunder are located in Medley, Miami-Dade County, Florida, are comprised of two parcels, i.e., the Main Premises and the Secondary Premises, as defined below, (collectively, the "Premises"), as follows:

         (1) The Main Premises. The premises (the "Main Premises") known as:
         9100-9118 NW 105th Circle, Medley, Florida, as more particularly described on that certain site plan (the "Main Premises Site Plan") attached hereto as Exhibit "A-1" and made a part hereof, and located upon the real property described on Exhibit "A-3" attached hereto and made a part hereof (the "Main Premises Property"). The parties deem and stipulate that the Main Premises consist of one hundred seven thousand six hundred sixty-six (107,666) square feet (i.e., units 1 through 9) of the building known as Building G of Pelmad Industrial Park (the "Building"), which the parties deem and stipulate consists of one hundred forty-one thousand seventy-four (141,074) square foot building. The parties acknowledge said Main Premises shall also include that certain "Mezzanine Office Space" located in the Building (provided, however, the square footage of such Mezzanine Office Space is not included in the measurements above and shall not be included in calculating Tenant's Pro-Rata Share (as hereinafter defined) due under this Lease, and,

         (2) The Secondary Premises. That certain paved and fenced but otherwise unimproved parking lot (the "Secondary Premises") more particularly described on that certain site plan (the "Secondary Premises Site Plan") attached hereto as Exhibit "B-1" and made a part hereof and located upon the real property described on Exhibit "B-2" attached hereto and made a part hereof (the "Secondary Premises") and, as of the Commencement Date, consisting of at least one hundred fifteen (115) parking spaces.

Additionally, Landlord grants Tenant a license to use (for the Term of this Lease) that certain adjacent parking area (not a part of the Premises) surrounding the Main Premises (the "Adjacent Parking Area") more particularly depicted on the "Adjacent Parking Area Sketch", attached hereto as Exhibit "A-2" and made a part hereof by reference, and consisting of at least two hundred twenty-five (225) parking spaces as of the Commencement Date.

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The Main Premises and the Secondary Premises shall hereinafter be collectively referred to as the "Premises".

"Tenant's Pro-Rata Share," as the term is used below, is stipulated to be 107,666/141,074 or 76.32% (which does not include the square footage of the Mezzanine Office Space) as to any charge, expense or fund corresponding to the Main Premises, and 100.00% of any charge, expense or fund corresponding as to the Secondary Premises.

TERM. TO HAVE AND TO HOLD said Premises for a "Lease Term" or "Term", defined as: (1) an initial term (the "Initial Tem") of Ninety-six (96) months beginning August 15, 2001 (the "Rent Commencement Date") and ending August 14, 2009 (the "Expiration Date") and (2) any Renewal Term (as hereinafter defined and provided for),

RENT. Tenant shall pay Landlord the agreed Rent as provided on Exhibit "C" attached hereto and made a part hereof payable to and at the office of Landlord on the first (1st) day of each month of each Lease year. The term "Rent" includes: (a) the "Base Rent" for the Premises (i.e., the Main Premises and the Secondary Premises) in the amount of $5,328,025.45 for the Initial Term, (b) the "Additional Rent" (i.e. defined any charge, fee or expense [other than Base Rent and Special Rent] payable by Tenant under this Lease, however denoted), and (c) "Special Rent" in the amount of $728,359.68. In addition to Rent and contemporaneously with each payment, Tenant shall also pay Landlord such Florida State Sales Tax and such other applicable taxes, other than income taxes and taxes of a similar nature, due on rentals, either city, state, county and federal as may be in effect from time to time.

PAYMENT CONTEMPORANEOUS WITH EXECUTION OF LEASE. Contemporaneously with the execution of this Lease, Tenant shall pay to Landlord: (a) the Base Rent corresponding to the period August 15, 2001 through September 14, 2001, i.e. $51,398.31, plus all applicable sales taxes and (b) the Security Deposit referred to in Article 1 below.

EARLY OCCUPANCY AGREEMENT. Notwithstanding the foregoing, the parties agree that Landlord shall deliver possession of the Premises on March 1, 2001 (the "Early Occupancy Commencement Date") for the purpose of making the Tenant Improvements as provided in Section 6 hereof (the period of time from March 1, 2001 until August 15, 2001 shall be referred to as the "Early Occupancy Period"). Tenant's occupancy of the Premises during the Early Occupancy Period will be at Tenant's sole risk and subject to all the terms and provisions of this Lease as though the Rent Commencement Date had occurred; provided, however, that while Tenant shall be liable for and shall timely pay all utility charges incurred with respect to the Premises during the Early Occupancy Period, Tenant shall not be responsible for the payment of any Base Rent, Additional Rent, Real Estate Taxes, insurance or other pass-though expenses during the Early Occupancy Period. Tenant, its agents, and employees will be subject to the requirements of all applicable laws, building codes and zoning requirements.

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IT IS FURTHER AGREED AND COVENANTED BY AND BETWEEN THE PARTIES HERETO AS
FOLLOWS:

1. SECURITY. Concurrently with the execution of this Lease, Tenant shall deposit with Landlord a sum equal to twice the Total Monthly Rent applicable during the first year of the Lease, i.e., the sum of $117,970.78 (the "Security Deposit"), which sum shall be retained by Landlord as security for the payment by Tenant of the rents herein agreed to be paid by Tenant and for the faithful performance by Tenant of the terms and covenants of this Lease. It is agreed that Landlord, at Landlord's option, may at any time apply said sum or any part thereof toward the payment of the rents and all other sums payable by Tenant under this Lease, and towards the performance of each and every of Tenant's covenants under this Lease, but such covenants and Tenant's liability under this Lease shall thereby be discharged only pro tanto; that Tenant shall remain liable for any amounts that such sum shall be insufficient to pay; that Landlord may exhaust any or all rights and remedies against Tenant before resorting to said sum, but nothing herein contained shall require or be deemed to require Landlord so to do; that in the event that Landlord does so apply all or part of said Security Deposit, then Tenant shall pay Landlord a sum sufficient to restore the to the then-required amount (within 10 days of being billed for same); that, in the event this Security Deposit shall not be utilized for any such purposes, then such Security Deposit shall be returned by Landlord to Tenant within ten (10) days next after the expiration of the Term of this Lease. Landlord shall not be required to pay Tenant any interest on said Security Deposit. Notwithstanding the above, in the event that Tenant's stockholders equity as reported by any annual report or other public announcement or press release, declines below fifty million dollars ($50,000,000.00), then in such event, Tenant shall additionally pay Landlord an additional sum as additional security deposit in an amount sufficient to raise the total Security Deposit to a sum equal to three
(3) times Total Monthly Rental then in effect, as set forth on Schedule "C", attached. Upon written request by Landlord, Tenant shall have seven (7) days to make said payment.

2. ASSIGNMENT.

a. General Rule. Tenant shall not assign, transfer, sublease, mortgage, pledge or otherwise encumber the demised Premises or any part thereof without the express, written consent of Landlord first obtained; provided, however, that Landlord's consent shall not be unreasonably withheld or delayed. For purposes of this article:

        (1). If Tenant's shares are not listed on a recognized stock exchange and less than 80% of Tenant's shares are owned by a corporation whose shares are listed on a recognized stock exchange, then the sale of substantially all of the Tenant's assets and/or one or more sales or transfers by operation of law or otherwise by which an aggregate of more than 50% of Tenant's shares (in the case of a corporate Tenant) shall be vested in a party or parties who are not shareholders as of the date of this lease shall constitute an assignment.

        (2). If Tenant's shares are listed on a recognized stock exchange or at least 80% of Tenant's shares are owned by a corporation whose shares are listed on a recognized stock exchange, then the sale of substantially all of the Tenant's assets and/or one or more sales or transfers by operation of law or otherwise by which an aggregate of more than 50% of Tenant's shares (in the case of a corporate Tenant) shall be vested in a party or parties who are not shareholders as of the date of this lease shall not constitute an assignment.

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        (3)       For purposes of this paragraph, share ownership shall be
                  determined in accordance with the principles set forth in
                  Section 544 of the Internal Revenue Code of 1986.

b. Criteria. In determining whether to consent to a proposed assignment, transfer, sublease, mortgage, pledge or encumbrance, Landlord, in Landlord's sole discretion, may consider anything Landlord reasonably deems relevant to the consent, including but limited to (a) the financial responsibility of the proposed assignee, subtenant or other party, (b) the "identity" or "business character" of said other party, i. e., suitability for the particular building, (c) the need for alteration of the Premises,
     (d) the legality of the proposed use, (e) the nature of the occupancy, i.e., office, factory, clinic, etc., and (f) there being no additional compliance required with any laws, rules and regulations of any governmental authority required of either Landlord or Tenant. No approval shall create any responsibility or liability on the part of Landlord for any non-compliance with laws, rules and regulations of any governmental authority.

c. Tenant to Remain Liable. In the event of any assignment, transfer or sublease by Tenant, Tenant shall remain liable for the full performance of each and every covenant and condition hereunder.

d. Excess Rent. in the event of any sublease or assignment of all or any portion of the Premises where the rent in the sublease or assignment exceeds the rent or pro rata portion of the rent, as the case may be, for such space in the Lease, Tenant shall pay Landlord monthly, as additional Rent, at the same time as the monthly installments of rent hereunder, one-half (1/2) of the excess rent paid for the sublease over the rent in this Lease applicable to the sublease space.

e. Assignment to Subsidiary. Notwithstanding the foregoing provisions of subparagraph (a) hereof, Tenant may assign this Lease to a subsidiary of Tenant without Landlord's prior written consent or approval, if the Tenant provides Landlord with at least ten (10) days written notice of said assignment. In any event, Tenant shall remain liable for the full performance of each and every covenant and condition hereunder.

c. Merger and/or Consolidation. Notwithstanding the foregoing provisions of subparagraph (a) hereof, Tenant may, without Landlord's prior written consent or approval, merge with or consolidate with or merge into any other corporation or entity, convey or transfer all or substantially all of its assets to any other corporation or entity, or permit any other corporation or entity to consolidate with or merge into it upon the following conditions: (i) the corporation or entity that results from such consolidation or merger or the transferee to which such sale shall have been made (hereinafter defined as the "Surviving Entity") shall have a net worth, computed in accordance with generally accepted accounting principles, consistently applied at least equal to or greater than the greatest net worth of Tenant during the twelve (12) months immediately preceding such consolidation, merger or transfer, and (ii) the Tenant shall provide Landlord with at least ten (10) days written notice of said proposed merger, consolidation, conveyance, and/or transfer, and (iii) Tenant shall remain liable for the full performance of each and every covenant and condition hereunder.

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3.   EXAMINATION AND DELIVERY OF PREMISES.

a. Landlord shall deliver the subject Premises to Tenant on the Early Occupancy Commencement Date in substantially the same condition as exists on the Effective Date of this Lease.

b. Not later than five (5) days after the execution of this Lease, Tenant shall deliver to Landlord a "Punch List" of all items that Tenant believes Landlord is obligated to complete and/or correct with regard to the Premises, which Punch List shall be attached hereto as Exhibit "D" and made a part hereof. Landlord shall be obligated to remedy or complete all items listed on the Punch List by the Early Occupancy Commencement Date. Except as provided in subparagraph (c) hereof, all items not on the Punch List shall be deemed accepted by Tenant in their condition as of the Early Occupancy Commencement Date.

c. In addition to the items set forth on the Punch List, prior to Landlord's delivery of the Premises to Tenant on the Early Occupancy Commencement Date, Landlord, at Landlord's sole cost and expense, shall (i) bring the Premises to "broom-swept" condition with all mechanical, electrical, plumbing and air conditioning systems in good working condition and all fluorescent light fixtures hanging at approximately eight (8) feet elevation removed, (ii) bring the Premises into full compliance with all applicable rules, regulations, ordinances, codes or laws (including, but not limited to, all environmental laws, rules and/or regulations) to which the Premises are subject as of the Early Occupancy Commencement Date, and
     (iii) deliver to Tenant written evidence of either (aa) termination of that certain lease by and between Landlord and Coach Leatherware, Florida, Inc. ("Coach"), dated March 25, 1991 (and extended on January 29, 1996) as to the premises located at 9100-9116 N.W. 105th Circle, that certain lease by and between Coach, dated May 6, 1993 (and extended on January 30, 1996) as to the premises located at 9118 N.W. 105th Circle, currently in effect with regard to the Main Premises (the "Coach Leases"), or (bb) Coach's consent to Tenant's occupancy and improvement of the Premises together with confirmation that the Coach Leases shall terminate prior to August 15, 2001.

4. DELAY OF POSSESSION. If Landlord is unable to deliver possession of the Premises on the Early Occupancy Commencement Date by reason of the holding over of any prior tenant(s) or for any other reason beyond Landlord's control, an abatement or diminution of all rent to be paid hereunder shall be allowed Tenant under such circumstances; provided, however, nothing herein shall operate to extend the Lease Term beyond the Expiration Date; and said abatement in rent shall be the full extent of Landlord's liability to Tenant for any loss or damage to Tenant on account of said delay in obtaining possession of the Premises. If Landlord is unable to deliver possession of the Premises to Tenant within sixty (60) days next after the Early Occupancy Commencement Date of this Lease, then Tenant shall have the right to cancel this Lease upon written notice thereof delivered to Landlord within ten (10) days after the lapse of said 60-day period; and, upon such cancellation, this Lease shall be of no further force and effect and Landlord and Tenant will each be released and discharged from all liability hereunder, except as otherwise expressly provided herein.

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5. USE. The Premises shall be used by Tenant for warehousing, distribution, manufacturing, services and over hauling of aircraft components and related activities, as well as general warehouse, distribution, manufacturing, office and related service use, and for no other purposes without the express, written consent of Landlord first obtained; provided, however, that Landlord's consent shall not be unreasonably withheld or delayed. With regard to the Adjacent Parking Area, Tenant may use for storage only those areas so indicated on the Adjacent Parking Area Sketch. With regard to the Secondary Premises, Tenant agrees that said Secondary Premises may be used only for vehicle parking and shall not be used for any loading or storage purposes.

6A. ALTERATIONS, FIXTURES AND IMPROVEMENTS, GENERALLY. Tenant will make no alterations, additions or improvements in or to the Premises without the written consent of Landlord; provided, however, that (i) Landlord's consent shall not be unreasonably withheld or delayed, and (ii) Tenant may make up to Fifteen Thousand and No/100ths Dollars ($15,000.00) worth of non-structural interior improvements during any calendar year during the term of this Lease without Landlord's prior written approval or consent, and (iii) Tenant may move equipment to different locations within the Premises and add such electrical hookups as may be necessary to use the equipment in such new locations without Landlord's prior written approval or consent. At any time prior to the expiration or termination of this Lease, Tenant may remove any (1) warehouse or manufacturing equipment and office furniture and fixtures which shall be readily removable without injury to the Premises and (2) furniture or movable trade fixtures installed at the expense of Tenant. However, all additions, fixtures, or improvements, other than such warehouse or manufacturing equipment and office furniture and fixtures which shall be readily removable without injury to the Premises and such furniture or movable trade fixtures installed at the expense of Tenant, shall be and remain a part of the Premises at the expiration or termination of this Lease, except that Landlord can elect within thirty (30) days before expiration of the Term, or within five (5) days after termination of the Term, to require Tenant to remove any alterations that Tenant has made to the Premises. Notwithstanding the foregoing, Tenant shall only be obligated to remove such additions, fixtures or improvements with respect to which Landlord has given Tenant written notice that it will require removal of the same at the time Landlord consents the installation of the same. If Landlord does not provide such notice at the time it consents to such installation, Tenant shall have no obligation to remove any such additions, fixtures or improvements. Without limiting the foregoing, Landlord hereby consents to the installation of the Additional Office Space (as hereinafter defined) and agrees that Tenant shall not be obligated to remove the same upon the termination of the Lease. If Landlord so elects, Tenant at its cost shall restore the Premises to the condition designated by Landlord in its election, before the last day of the Term, or within thirty (30) days after notice of election is given, whichever is later. Landlord's approval of any plans, specifications or drawings shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency or compliance with all laws, rules and regulations of governmental agencies or authorities. Notwithstanding the above, all improvements on the Premises and any replacements thereof, including all air-conditioning or heating systems, paneling, decorations, partitions, railings, affixed to the realty, except furniture, equipment or movable trade fixtures installed at the expense of Tenant, shall become the property of Landlord and shall remain upon, and be surrendered with, the Premises as a part thereof at the termination of this Lease, without compensation to Tenant.

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6B.  TENANT IMPROVEMENTS.

a. Tenant shall improve the Premises by constructing 10,000 to 12,000 square feet of additional (mostly) second story office space (the "Additional Office Space") which shall be attached to and contiguous with and located to the rear (southwest) of that certain "Existing Office Space" as depicted on a preliminary floor plan (the "Preliminary Floor Plan") to be prepared by Tenant and delivered to Landlord for Landlord's reasonable approval, which approval shall not be unreasonably withheld or delayed. Tenant shall deliver said Preliminary Floor Plan on or before the Early Occupancy Commencement Date, and Landlord shall have five (5) business days to approve the same. Upon said approval, said Preliminary Floor Plan shall be attached hereto as Exhibit E.

b. Tenant shall also effect renovations of and alterations to the Existing Office Space (the construction of the Additional Office Space and renovation of and alterations to the Existing Office Space shall hereinafter be referred to as the "Tenant Improvements"), subject to the Landlord's consent as required herein. Prior to the Early Occupancy Commencement Date, if possible, and in any event, prior to commencing any renovations or alterations, Tenant shall submit the plans (the "Plans") and specifications (the "Specifications") for the Tenant Improvements (collectively, the "Tenant Improvement Plans") to Landlord for Landlord's approval. Landlord's approval shall not be unreasonably withheld or delayed. Additionally, Landlord shall have no right to object to Tenant Improvement Plans to the extent that they are consistent with the Preliminary Floor Plan. Landlord's consent to any part of the Tenant Improvement Plans that are inconsistent with and/or not delineated in the Tenant Improvement Plans will be entirely within the Landlord's discretion. If Landlord fails to respond to the submittal by Tenant of the Tenant Improvement Plans within five (5) business days from submission, those Tenant Improvement Plans shall be deemed approved. A final revised set of Tenant Improvement Plans reflecting any and all changes by any and all applicable governmental agencies shall be attached hereto as Exhibit "F". Tenant shall pay all costs incurred by Tenant in connection with the preparation of the Tenant Improvement Plans, subject to Tenant being permitted to use a portion of the Tenant Improvement Allowance to pay for such costs and expenses as hereinafter provided. The Premises shall be completed by Tenant and its contractor(s), at Tenant's sole expense, subject to the Tenant Improvement Allowance referred to herein, in accordance with the Tenant Improvement Plans.

c. Unless otherwise expressly permitted by Landlord, all the Tenant Improvements shall be performed in a good and workmanlike manner with the use of first class materials and in accordance with all (1) applicable building and zoning laws and other laws, orders, codes, rules, regulations and requirements of all federal, state, municipal, public and governmental agencies and governments, and (2) orders, rules and regulations of any applicable board of fire underwriters or any other body now or later constituted performing similar functions in the county where the Premises are located.

d. At least two (2) days prior to commencement of construction, Tenant shall deliver to Landlord a certificate of insurance for each of Tenant's contractors evidencing adequate insurance coverage naming Landlord and Landlord's agent as additional insureds.

e. In addition to the right of Landlord and its agents to inspect the Premises set forth elsewhere in this Lease, Landlord and its agents shall have the right to conduct walk-through inspections of the Premises as completed by Tenant and prior to the disbursement of each Tenant Improvement Allowance draw, provided, however, Tenant shall have the right to have Landlord or any of Landlord's agents accompanied by an authorized Tenant representative while on the Premises.

f. The warranties from Tenant's contractor(s) shall be for the benefit of Landlord as well as Tenant and, to the extent available, Tenant shall deliver copies of such warranties to Landlord upon receipt.

g. Improvement Allowance. Landlord hereby agrees to disburse to Tenant an amount up to Five Hundred Thousand and No/100ths Dollars ($500,000.00) to be used as an allowance for improvements (the "Improvement Allowance"), provided, however, Landlord agrees, to the extent any amount of the Improvement Allowance remains unused, Tenant may use said amounts to defray the cost of moving to and relocating into the Premises. Provided Tenant is not in default hereunder, Landlord's disbursement of the Improvement Allowance to Tenant shall be made in up to four (4) installments approximately thirty (30) days apart commencing on approximately April 15, 2001. Each installment shall be in an amount equal to the invoicing incurred by Tenant in making said Improvements as of five days before disbursement, to a maximum total Tenant Allowance of $500,000.00. Provided, however, that Landlord shall not be obligated to disburse more than 90% (ninety percent) of the funds otherwise disbursable under this paragraph until and unless (i) the applicable governmental authority has issued to Tenant a Certificate of Occupancy as to the Premises; (ii) Tenant has executed and delivered to Landlord an estoppel letter in a form reasonably acceptable to Landlord which includes (but may not be limited to) an acknowledgment by Tenant that Landlord is then in full compliance with the Lease; (iii) Tenant delivers to Landlord sufficient satisfactions and/or releases of notices and/or claims of lien so as to eliminate any potential for a claim or lien against Landlord's or Tenant's interests in the Premises and the underlying fee simple interest in the Premises.

h. Reimbursement of Improvement Allowance. Tenant shall reimburse Landlord for the Improvement Allowance, as amortized, in ninety-six (96) consecutive monthly payments, denominated "Special Rent", which will constitute Additional Rent under this Lease, as reflected on Exhibit C.

i. Performance of the Tenant Improvements. In the event of a dispute, Landlord and Tenant shall jointly retain an AIA architect who shall be deemed to be acting as an expert and not arbitrator, and a determination signed by the selected architect that the Tenant Improvements have or have not been completed in accordance with the terms of this Lease, and his/her decision shall be conclusive, but no changes shall be made in any of Tenant Improvement work without the written consent of Landlord. Tenant may, but is not obligated to, employ a contractor who has or has had a business relationship with Landlord in the past, but in no event will any contractor employed by Tenant be construed as an agent for Landlord and neither will any acts or omissions of any contractor be imputed to Landlord.

j. No Liens. Nothing contained in this article or in this Lease shall be taken or construed to create any agency between Landlord and Tenant or to authorize tenant to do any act or thing or to make any contract so as to encumber in any manner the title of Landlord to the leased Premises or to create any claim or lien upon the interest of Landlord in the leased Premises, it being expressly agreed and covenanted that all of the costs and expenses of tenant for tenant's Tenant Improvement Work referred to in this article or any other Tenant Improvement Work undertaken by or at tenant's behest shall be promptly paid by tenant as required by the terms of its contracts or agreements with its contractors, subcontractors and materialmen. If any lien is at any time filed or recorded, tenant shall within 15 days after such filing or recording obtain the release and satisfaction of such lien. Furthermore, Tenant shall, immediately upon request of the Landlord, execute any memorandum, lease or other documentation to effectuate the purposes of this Article. Further, Landlord or Tenant shall be entitled to record a memorandum in substantially the form attached hereto as Exhibit "H", in the public records of the county in which the property is located in order to giver further effect to the terms of this lease generally and this Article in particular. In addition to the above, Landlord will have the right to post notices of nonresponsibility or similar written notices on the premises in order to protect the premises against any such liens.

k. Tenant shall modify plans and specifications because of reasonable conditions set by Landlord after reviewing the plans and specifications.

l. Tenant's contractors shall carry general liability insurance in an amount then customarily carried by prudent contractors but with a minimum limit of one million dollars ($1,000,000.00) naming Landlord and Tenant as additional insureds and workers' compensation insurance for its employees in statutory limits. In addition, Landlord shall secure and Tenant shall pay for as billed builder's risk/installation insurance to cover the improvements and betterments against casualty loss of any kind during the construction phase and at least until the coverage of Landlord's insurance specified in paragraph 10(C)-1, below commences, naming Landlord as a loss payee as its interest may appear.

7.   EXTERIOR.

a. The Main Premises. Landlord agrees, at Landlord's sole cost and expense, to keep the exterior and roof part of the Main Premises in good repair and in a watertight condition. Within seventy-two (72) hours of Tenant's delivery of written notice to Landlord of needed repairs to the exterior and/or roof of the Main Premises, Landlord shall diligently take steps to commence said repairs (which steps shall include but not necessarily be limited to ordering the necessary repair work from a qualified contractor or repair person) and to complete same as soon as possible thereafter. In the event Landlord fails to timely take steps to commence said repairs within said 72-hour period or to diligently proceed to complete the same thereafter, Tenant may exercise Tenant's remedy of self-help as provided in Section 51 hereof. If any part of the exterior or interior of the Main Premises is injured or damaged by any breaking and/or entering said Premises or by any attempt to break and/or enter said Premises by any third person or persons, Tenant shall promptly cause all necessary repairs to be made at Tenant's expense so as to promptly restore said Premises to its condition immediately prior to said breaking and/or entering or said attempt to break and/or enter. In the event additional sanitary facilities are required because of the nature of the operation conducted by Tenant it shall be Tenant's obligation to supply such additional facilities.

b. The Adjacent Parking Area and the Secondary Premises. Landlord, at Landlord's sole cost and expense, shall be responsible for the maintenance, repair and replacement (as needed) of the Adjacent Parking Area (except for the Outside Storage Area referred to in (c), below) as well as the Secondary Premises. In the event Landlord fails to undertake any such maintenance, repairs or replacement within a reasonable time of Tenant's notice of the same or to diligently proceed to complete the same thereafter, Tenant may exercise Tenant's remedy of self-help as provided in
     Section 51 hereof. Furthermore, Tenant agrees that Tenant, its employees, agents, representatives, guests and invitees shall park only in the Adjacent Parking Area and Secondary Premises.

c. Outside Storage Areas. Tenant shall use no portion of the Adjacent Parking Area or the Secondary Premises for storage of pallets, containers or anything else, except for those portions of the Adjacent Parking Area to be depicted on the attached Exhibit "A-2" and labeled as "Storage Areas", hereinafter referred to as the "Outside Storage Area." Tenant, at Tenant's sole cost and expense, shall be responsible for the maintenance and repair of the Outside Storage Area.

8.   INTERIOR.

a. Tenant shall keep the interior of the Main Premises, all windows, screens, awnings, doors, including the overhead truck loading doors, interior walls, pipes, elevators, machinery, plumbing, electric wiring, emergency exit lights and fire extinguishers and other fixtures and interior appurtenances, in good, clean, free from objectionable odors and from insects, vermin and other pests, orderly, sanitary and substantial repair, at Tenants own expense--fire, windstorm, or other act of God and reasonable wear and tear, alone excepted. All glass, both interior and exterior, is at the sole risk of Tenant and Tenant agrees to replace at Tenant's own expense, any glass broken during the terms of this Lease.

b. Landlord warrants that the air conditioners in the warehouse portion of the Main Premises are (or, as of the Commencement Date, shall be) in working order and, provided that Tenant maintains the units as recommended by the manufacturer and makes no changes to same, and furthermore that Tenant does nothing (by act or omission) which damages or impairs said air conditioners, Landlord shall warrant, at Landlord's sole cost and expense, that the air conditioning unit(s) will remain in good working order for a period of one (1) year (i.e. August 15, 2001 through August 14, 2002, hereinafter referred to as the "First Lease Year"). Tenant shall enter into a maintenance contract with a licensed mechanical contractor for the routine maintenance and replenishment of consumables (but not for repair or replacement of non-consumable parts) of said air conditioning unit(s) for the First Lease Year, and Tenant shall provide Landlord with a copy of said maintenance agreement within thirty (30) days of the Rent Commencement Date of this Lease. In the event Landlord fails to undertake its responsibilities for said air conditioning unit(s) during the First Lease

     Year, Tenant shall have the right to exercise Tenant's remedy of self help as provided in Section 51 hereof. For the remainder of the Lease Term following the expiration of the First Lease Year, Tenant shall maintain said air conditioning unit(s) for the remainder of the Lease Term through either the use of a licensed mechanical contractor or Tenant's own maintenance forces, in Tenant's sole discretion, provided Tenant shall return said air conditioning unit (or units) to Landlord at the termination of this Lease in good working order, reasonable wear and tear and damage by casualty excepted.

9.   COMPLIANCE WITH LAWS.

a. Landlord represents that as of the Early Occupancy Commencement Date, the Premises shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities now in force, which shall impose any duty upon Landlord with respect to the use, occupation or alteration of the Premises. Any alterations, additions, or changes to the Premises that are required solely as a result of the condition or nature of the Premises immediately prior to the Early Occupancy Commencement Date of this Lease, will be made by the Landlord who will bear all expense connected with such alterations, additions, or changes. Tenant shall bear the expense connected with any other alterations, additions or changes, subject to (b), below.

b. Tenant warrants that its business and all activities to be conducted or performed in, on, or about the Premises shall comply with all of applicable laws. Tenant agrees to change, reduce, or stop any such activity, or install necessary equipment, safety devices, pollution control systems, or other installations at any time during the Lease to so comply. Tenant, at Tenant's sole expense, shall comply with all laws, rules, orders, ordinances, directions, regulations and requirements of federal, state, county and municipal authorities now in force or which may hereafter be in force, which shall impose any duty upon Tenant with respect to Tenant's use, occupation or alteration of the Premises, including the Americans With Disability Act and any similar state law or local ordinance. Any alterations, additions, or changes to the Premises that are required thereafter, will be made by the Tenant who will bear all expense connected with such alterations, additions, or changes. Provided, however, that as to Landlord's capital expenditures required under any governmental law, rule or regulation that was not applicable to the Building as of the Early Occupancy Commencement Date, (1) such capital expenditures shall be amortized over the reasonable useful life of the same, and (2) Tenant shall be obligated to pay only Tenant's Pro-Rata Share of such amortized capital expenditures relating to the Lease Term hereof.

10-A. INSURANCE BY TENANT. Tenant shall, during the Lease Term, procure at its expense and keep in force the following insurance:

     (1) Commercial general liability insurance naming Landlord as an additional insured against any and all claims for bodily injury and property damage occurring in, or about the Premises arising out of Tenant's use and occupancy of the Premises. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence with a Two Million Dollar ($2,000,000) aggregate limit and excess umbrella liability insurance in the amount of Two Million Dollars ($2,000,000). If Tenant has other locations that it owns or leases the policy shall include an aggregate limit per location endorsement. Such liability insurance shall be primary and not contributing to any insurance available to Landlord and Landlord's insurance shall be in excess thereto. In no event shall the limits of such insurance be considered as limiting the liability of Tenant under this Lease.

     (2) Personal property insurance insuring all equipment, trade fixtures, inventory, fixtures and personal property located on or in the Premises for perils covered by the causes of loss - special form (all risk) and in addition, coverage for flood, earthquake and boiler and machinery (if applicable). Such insurance shall be written on a replacement cost basis in an amount equal to one hundred percent (100%) of the full replacement value of the aggregate of the foregoing.

     (3) Workers, compensation insurance in accordance with statutory law and employers' liability insurance with a limit of not less than $100,000 per employee and $500,000 per occurrence.

     (4) Such other insurance as Landlord reasonably deems necessary and prudent or required by Landlord's beneficiaries or mortgagees of any deed of trust or mortgage encumbering the Premises.

The policies required to be maintained by Tenant shall be with companies rated AX or better in the most current issue of Best's Insurance Reports. Insurers shall be licensed to do business in the state in which the Premises are located and domiciled in the USA. Any deductible amounts under any insurance policies required hereunder shall not exceed One Hundred Thousand and No/100ths Dollars ($100,000.00). Certificates of insurance (certified copies of the policies may be required) shall be delivered to Landlord prior to the Rent Commencement Date and annually thereafter at least thirty (30) days prior to the expiration date of the old policy. Tenant shall have the right to provide insurance coverage which it is obligated to carry pursuant to the terms hereof in a blanket policy, provided such blanket policy expressly affords coverage to the Premises and to Landlord as required by this Lease. Each policy of insurance shall provide notification to Landlord at least thirty (30) days prior to any cancellation or modification to reduce the insurance coverage.

10-B. WAIVER OF SUBROGATION. Landlord and Tenant shall each have included (so long as commercially reasonable and obtainable) in all policies of all risks, fire, extended coverage, business interruption and other property insurance respectively obtained by them covering the Premises, the Building and contents therein, a waiver by the insurer of all right of subrogation against the other in connection with any loss or damage thereby insured against. Any additional premium for such waiver shall be paid by the primary insured. To the full extent permitted by law, Landlord and Tenant each waives all right of recovery against the other (and any officers, directors, partners, employees, agents, and representative of the other) for, and agrees to release the other from liability for, loss or damage to the extent such loss or damage is covered by valid and collectible insurance in effect covering the party seeking recovery at the time of such loss or damage or would be covered by the insurance required to be maintained under this Lease by the party seeking recovery. If the release of either party, as set forth in the immediately preceding sentence, should contravene any law with respect to the exculpatory agreements, the liability of the party in question shall be deemed not released but shall be secondary to the liability of the other's insurer.

10-C. INSURANCE BY LANDLORD. Landlord shall, during the Lease Term, procure and keep in force the following insurance:

         (1) Property insurance insuring the Building and improvements and rental value insurance for perils covered by the causes of loss - special form (all risk) and in addition coverage for flood, earthquake and boiler and machinery (if applicable). Such coverage (except for flood and earthquake) shall be written on a replacement cost basis equal to ninety percent (90%) of the full insurable replacement value of the foregoing and shall not cover Tenant's equipment, trade fixtures, inventory, fixtures or personal property located on or in the Premises.

         (2) Commercial general liability insurance against any and all claims for bodily injury and property damage occurring in or about the Building or the Land. Such insurance shall have a combined single limit of not less than One Million Dollars ($1,000,000) per occurrence per location with a Two Million Dollar ($2,000,000) aggregate limit.

         (3) Such other insurance as Landlord deems necessary and prudent or required by Landlord's beneficiaries or mortgagees of any deed of trust or mortgage encumbering the Premises.

         (4) Tenant agrees to pay Tenant's Pro-Rata Share of the amount of insurance premiums incurred by Landlord, in complying with this subparagraph 10-C, in excess of the premiums applicable at the time of the Base Year (as hereinafter defined).

11. ABANDONMENT. If Tenant shall abandon or vacate said Premises before the end of the term of this Lease while in default of any of its monetary obligations hereunder, or shall suffer the rent to be in arrears, Landlord may, at his option, cancel this Lease, by proceeding in the same manner as provided for in
Section 23 hereof, or Landlord may enter said Premises as the agent of Tenant, by force or otherwise, without being liable in any way therefor, and relet the Premises with or without any furniture or equipment that may be therein, as the Agent of Tenant, at such price and upon such terms and for such duration of time as Landlord may determine, and receive the rent therefor, applying the same to the payment of the rent due by these presents, and if the full rental herein provided shall not be realized by Landlord over and above the expenses to Landlord in such reletting, Tenant shall pay any deficiency.

12. ABANDONED PROPERTY. It is understood and agreed that any merchandise, fixtures, furniture or equipment left in the Premises when Tenant vacates shall be deemed to have been abandoned by Tenant and by such abandonment Tenant automatically relinquishes any right of interest therein. Landlord is authorized to sell, dispose of or destroy same.

13. DAMAGE OR DESTRUCTION.

a. Loss, Notification and Termination. Except as provided in subsection (c), if fire or other casualty renders the whole or any material part of the Premises untenantable, Landlord shall determine (in Landlord's reasonable discretion) its best estimate of the period of time which shall be required for the restoration of the Premises to as near their condition prior to the casualty (the "Restoration"). Landlord will provide to Tenant written notice of its estimate within 30 days after the date of the casualty.

b.   Resulting Circumstances.

     (1) Believed Tenantable Within 180 Days. If Landlord shall reasonably determine that the Restoration can be completed in 180 days, this Lease shall remain in full force and effect, provided: (i) Landlord shall restore the Premises as required pursuant to the terms of subparagraph (d) and (ii) the Base Rent, Additional Parking Rent and all other Additional Rent for the period during which the Premises are untenantable shall be abated pursuant to the terms and conditions of subparagraph (d), below. If Landlord has not achieved substantial completion of the Restoration within the above-described 180 day period, then Tenant may thereafter, but prior to substantial completion of the Restoration, give written notice within ten (10) days after the above-described 180 day period has expired to Landlord of Tenant's desire to terminate this Lease. If substantial completion of the Restoration has not occurred within thirty (30) days after Landlord's receipt of such notice, Tenant shall have the right to terminate this Lease at any time thereafter, but prior to substantial completion of the Restoration.

     (2) Believed Not Tenantable Within 180 Days. If Landlord shall reasonably determine that the Restoration cannot be completed in 180 days, Tenant may elect to either (i) terminate this Lease by delivery of written notice to Landlord or (ii) accept Landlord's estimate in such notice, and affirm this Lease, subject to the provisions of this subparagraph
          (b), provided, however, that in the event the Tenant does so accept Landlord's estimate in such notice, and affirm this Lease, the Base Rent, Additional Parking Rent and all other Additional Rent for the period during which the Premises are untenantable shall be abated pursuant to the terms and conditions of subparagraph (d), below. In the event Landlord is unable to complete the Restoration within the time period stated in Landlord's notice to Tenant, then Tenant may thereafter, but prior to substantial completion of the Restoration, give written notice within ten (10) days after the expiration of the time period stated in Landlord's notice to Tenant, to Landlord of Tenant's desire to terminate this Lease. If substantial completion of the Restoration has not occurred within thirty (30) days after Landlord's receipt of such notice, Tenant shall have the right to terminate this Lease at any time thereafter, but prior to substantial completion of the Restoration. Time is of the essence with respect to Tenant's delivery of its termination notice pursuant to this subparagraph (b), and if Tenant has not delivered such notice within the above-described ten (10) day period, Tenant will be deemed to have waived its right to terminate this Lease pursuant to this subparagraph
          (b).

     (3) Building Damaged Substantially or Near End of Lease. Notwithstanding the terms and conditions of subsubparagraphs (1) and (2) above, if the Building is damaged or destroyed by fire or other casualty (regardless whether the Premises is affected) and either (a) fewer than 15 months remain in the Term, and Tenant shall not exercise any then unexercised Renewal Option (as hereinafter defined), or (b) the damage reduces the value of the improvements on the Property by more than 50% (as Landlord reasonably determines value before and after the casualty), then, regardless whether Landlord determines that it can make the Building tenantable within 180 days after the date of the casualty, Landlord, at Landlord's option, by notifying Tenant within 30 days after the casualty, may terminate this Lease effective on the date of Landlord's notice. Landlord shall not have the right to terminate this Lease unless Landlord shall reasonably determine not to rebuild the Building and shall terminate all other leases affecting the Building.

c.   Parties's Rights and Obligations.

     (1) Lease Not Terminated. If this Lease is not terminated under subparagraph (a) above following a fire or other casualty, then Landlord will promptly commence and diligently pursue completion of the Restoration (including, without limitation, the restoration of Landlord Improvements and the Tenant Improvements), subject to delays caused by Force Majeure, and the Base Rent, Additional Parking Rent and all other Additional Rent for the period during which the Premises are untenantable shall be abated pursuant to the terms and conditions of subparagraph (d), below. In no event is Landlord obligated to repair or restore any alterations that are not required to be covered by Landlord's insurance, any special equipment or improvements installed by Tenant, any personal property, or any other property of Tenant. Provided, however, that if, at any time after casualty loss as referred to in this Article, and regardless of whether the Landlord had by then previously determined that the conditions of the Premises was such that they would fall within the scope of (b)(1) above, the Landlord determines that the Premises were damaged by fire or other casualty to an extent that may not be repaired within 180 days after the notice date referred to in (a) above, then Landlord shall have the rights set forth in (b)(2) and (b)(3), above, and in (c)(2), below.

     (2) Lease Terminated. If either Landlord or Tenant terminates this Lease under this Article 13, Landlord will apportion Base Rent, Additional Parking Rent and all other Additional Rent on a per diem basis, and Tenant will pay the Base Rent, Additional Parking Rent and all other Additional Rent to (a) the date of the fire or other casualty if the event renders the Premises completely untenantable or (b) if the event does not render the Premises completely untenantable, the effective date of such termination (provided that Tenant's obligation to pay Base Rent, Additional Parking Rent and all other Additional Rent shall be equitably apportioned pursuant to subparagraph (g) below).

d. Abatement of Rent. In the event that Base Rent, Additional Parking Rent and unjustify Additional Rent are to be abated pursuant to subsection 13(b)(1),

     13(b)(2), 13(c)(1) or 13(d), above, then such Base Rent, Additional Parking Rent and Additional Rent shall be abated on a pro rata basis from the date of the damage until the date of the completion of the repairs (the "repair period") based upon the proportion of the rentable area of the Premises Tenant is unable to use during the repair period.

e. Extension of Term. If a fire or other casualty renders more than 50% of the rentable square footage of the Premises untenantable during the Term and Landlord has an obligation to restore the Premises pursuant to this Section 13, the then expiration date of the Term shall automatically be extended for a period equal to the number of days from the date of the fire or casualty event until Landlord achieves substantial completion of the Restoration.

f.   Insufficient Net Insurance Proceeds. Notwithstanding the provisions of this
     Article 13, above, if the Premises are damaged by uninsured casualty, or if the net proceeds of insurance paid to the Landlord after payment of insurance proceeds to any entity holding a mortgage on the subject property are insufficient to pay for the repair of all the damage to the Premises, Landlord will have the option to repair such damage or cancel this lease as of the date of such casualty by written notice to Tenant on or before the notice date referred to in (a), above.

g. Damage Caused by Tenant. If any such damage by fire or other casualty is the result of the willful conduct or negligence or failure to act of Tenant, its agents, contractors, employees, or invitees, there will be no abatement of any money otherwise due from Tenant to Landlord as otherwise provided for in this Article 13, and Tenant will have no rights to terminate this lease on account of any damage to the premises, the building, or the project, except as set forth in this lease.

h. The above references to "repair" and "restore" shall, at the Landlord's option, refer to either (a) the restoration of the affected premises to the condition they were in immediately prior to the casualty loss, or (b) to all that which is necessary to cause the affected premises or portion of the premises to be repaired or rebuilt in compliance with then-current building, zoning and other legal requirements.

14. PERSONAL PROPERTY. All personal property placed or moved in the Premises above described shall be at the risk of Tenant or the owner thereof, and Landlord shall not be liable to Tenant for any damages to said personal property unless caused by or due to gross negligence of Landlord, Landlord's agents or employees.

15. CHARGES FOR SERVICE/TENANT'S PRO-RATA SHARE. Any charges against Tenant by Landlord for services, utilities or for work done on the Premises by order of Tenant, or otherwise accruing under this Lease which are not included in Real Property Taxes applicable to the Premises, shall be considered Additional Rent and shall be included in any lien for rent. It is further understood that Tenant shall, upon demand, pay as Additional Rent the Tenant's Pro-Rata Share" of any trash removal, sprinkler standby, fire line, storm water utility standby, water, sewer charges, fire rescue special assessment and/or other assessments that may be billable to Landlord for the Premises.

16. SIGNS, AWNINGS. No awnings, sign or signs shall be attached to or erected on the exterior of the Premises without the written consent of Landlord having first been obtained. Landlord's consent shall not be unreasonably withheld or delayed, and Landlord's failure to respond to Tenant's written request for consent within fifteen days of receipt of said request shall be deemed approval.

17. RIGHT OF ENTRY. Landlord, or any of his agents, shall have the right to enter said Premises during all reasonable hours and upon reasonable notice, to examine the same or to make such repairs, additions, or alterations as may be deemed necessary for the safety, comfort, or preservation thereof, or of said Building, or to exhibit said Premises, and to put or keep upon the doors or windows thereof a notice "FOR RENT" at any time within ninety days before the expiration or termination of this Lease. Said right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions which do not conform to this agreement. In case of emergency, no notice shall be required. Notwithstanding the foregoing, Tenant shall have the right to have Landlord or any of Landlord's agents accompanied by an authorized Tenant representative while on the Premises.

18. TIME. It is understood and agreed between the parties hereto that time is the essence of all of the terms and provisions of this Lease.

19. NOTICES. Any notice(s) given or required under the terms of this Lease shall be in writing sent by certified mail or hand delivered as follows: to Tenant at the Premises leased hereunder, with copies to BE Aerospace, Inc., 1400 Corporate Center Way, Wellington, Florida 33414, Attn: General Counsel, and a copy to Hill, Ward & Henderson, P.A., 101 East Kennedy Blvd, Suite 3700, Tampa, Florida 33602, Attn: R. James Robbins, Jr., and to Landlord at Landlord's office, or such other address notice of which is given by either party to the other. Notice shall be deemed given upon receipt or refusal of delivery.

20. NON-PAYMENT. Tenant will promptly pay all monies due pursuant to this Lease (including but not limited to rent and all charges for gas, electricity, other illuminant, and water, used on the Premises during the term of this Lease) at the times above stated. If any part of any such monies which shall become due and payable shall remain due and unpaid for seven (7) days next after written notice by Landlord to Tenant, following the expiration of a second seven (7) days written notice by Landlord to Tenant in which Tenant has failed to pay said outstanding amount(s). Landlord may declare Tenant to be in monetary default of the Lease and the balance of the entire rent for the entire Term of this Lease to be immediately due and payable, and Landlord may then proceed immediately to collect all of the unpaid rent called for by this Lease by distress or otherwise; provided, however, (i) such accelerated rent amounts shall be discounted to their then present value using a discount factor equal to the then existing "Prime Rate" as established in the "Money Rates" Section of the Wall Street Journal (the "Wall Street Journal Prime"), (ii) such accelerated amounts shall be subject to offset as, when, and to the extent Landlord actually receives any subsequent payments of rent for the Premises for the present value as of the date of the judgment to the extent Landlord receives any subsequent payments of rent for the Premises (or any part thereof) prior to the expiration of the Lease Term, less any reasonable expenses incurred by Landlord in connection with such reletting (in this regard, the parties agree that the applicable court shall retain jurisdiction to determine the amount of said credit due to Tenant), and (iii) Landlord shall use good faith efforts to mitigate its damages, which good faith shall not require Landlord to exert any efforts in excess of Landlord's efforts to lease other premises or to lease the subject Premises before leasing any other premises.

Any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at the annual rate of the Wall Street Journal Prime plus five percent (5%) per annum from the date due until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any default by Tenant under this Lease.

Immediately following Tenant's failure to pay monies due pursuant to this Lease (including but not limited to rent and all charges for gas, electricity, other illuminant, and water, used on the Premises during the term of this Lease) within the above seven-day limit, Landlord shall have the right to enter upon the Premises and place and thereafter maintain a "FOR RENT" sign in a place where the sign would be most likely seen by the public.

21. LATE CHARGE. Tenant acknowledges that late payment by Tenant to Landlord of any money due under this Lease will cause Landlord to incur costs being extremely difficult and impractical to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any installment of Rent due from Tenant remains due and unpaid for seven (7) days next after written notice by Landlord to Tenant, Tenant shall pay to Landlord an additional four percent (4%) of the overdue rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord.

22. INDEMNIFICATION. Tenant will indemnify and hold harmless Landlord against and from any and all claims arising from (i) Tenant's occupancy of the Premises, (including, but not limited to, statutory liability and liability under workers" compensation laws), (ii) any breach or default in the performance of any obligation on Tenant's part to be performed under the terms of this Lease, (iii) any act or negligence of Tenant, or any officer, agent, employee, guest, or invitee of Tenant, (iv) all costs, attorneys' fees, expenses and liabilities incurred in or about any such claim or any action or proceeding brought thereon, and, in any case, action or proceeding brought against Landlord by reason of any such claim. Tenant upon notice from Landlord will defend the same at Tenant's expense by counsel reasonably approved in writing by Landlord.

Tenant, as a material part of the consideration to Landlord assumes all risk of damage to property or injury to persons, in, upon or about the Premises, (i) except that Tenant does not assume any risk for damage to Tenant resulting from the willful misconduct or gross negligence of Landlord or its authorized representatives, (ii) from any cause whatsoever except that which is caused by the failure of Landlord to observe any of the terms and conditions of the Lease if such failure has persisted for an unreasonable period of time after written notice of such failure.

Landlord is not liable for any claims, costs or liabilities arising out of or in connection with the acts or omissions of any other tenants in the Building. Tenant waives all of its claims in respect thereof against Landlord.

23. BANKRUPTCY. It is agreed between the parties hereto: if Tenant shall be adjudicated a bankrupt or an insolvent and fails to have such adjudication discharged within thirty days from the date thereof, or shall take the benefit of any federal reorganization or composition proceeding or make a general assignment or take the benefit of any insolvency law, or if Tenant's leasehold interest under this Lease shall be sold under any execution or process of law, or if a trustee in bankruptcy or a receiver be appointed or elected or had for Tenant (whether under federal or state laws), or if said Premises shall be abandoned or deserted, or if this Lease or the terms hereof be transferred or pass to or devolve upon any person, firm, officer or corporation other than Tenant, then, in any such events, Landlord may, at Landlord's option, terminate and end this Lease and re-enter upon the Premises; whereupon the term hereby granted and, at Landlord's option, all right, title, and interest under it shall end and Tenant shall become a Tenant at sufferance; but this shall not impair or affect Landlord's right to maintain summary proceedings for the recovery of the possession of the demised Premises in all cases provided for bylaw. If the term of this Lease shall be so terminated, Landlord may immediately or at any time thereafter re-enter or re-possess the Premises and remove all persons and property therefrom without being liable for trespass or damages.

24. WAIVER. The rights and remedies created by this Lease are cumulative and the use of one remedy shall not be taken to exclude or waive the right to the use of another.

No delay or omission in the exercise of any right or remedy of Landlord on any default by Tenant shall impair such a right or remedy or be construed as a waiver.

The receipt and acceptance by Landlord of delinquent rent shall not constitute a waiver of any other default; it shall constitute only a waiver of timely payment for the particular rent payment involved.

No act or conduct of Landlord, including, without limitation, the acceptance of the keys to the Premises, shall constitute an acceptance of the surrender of the Premises, by Tenant before the expiration of the term. Only a notice from Landlord to Tenant shall constitute acceptance of the surrender of the Premises and accomplish a termination of the Lease.

Landlord's consent to or approval of any act by Tenant requiring Landlord's consent or approval shall not be deemed to waive or render unnecessary Landlord's consent to or approval of any subsequent act by Tenant.

Any waiver by Landlord of any default must be in writing and shall not be a waiver of any other default concerning the same or any other provision of the Lease.

25. PEACEFUL POSSESSION. Subject to the terms, conditions and covenants of this Lease, Landlord agrees that Tenant shall and may peaceably have, hold and enjoy the Premises above described, without hindrance or molestation by Landlord. Landlord shall not interfere with Tenant's quiet enjoyment of the demised Premises.

26. RIGHT TO MORTGAGE OR LEASE. Tenant's rights shall be subject to any bona fide mortgage which now covers said Premises and which may hereafter be placed on said Premises by Landlord, or underlying lease now or later covering the Property. Landlord shall provide Tenant on or before the Early Occupancy Commencement Date with a Nondisturbance Agreement from the holder of any such mortgage(s) in substantially the form attached hereto as Exhibit "G" and made a part hereof.

27. HEIRS AND ASSIGNS. This Lease and all provisions, covenants and conditions thereof shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and assigns of the parties hereto, except that no person, firm, corporation, or court officer holding under or through Tenant in violation of any of the terms, provisions or conditions of this Lease, shall have any right, interest, or equity in or to this Lease, the terms of this Lease or the Premises covered by this Lease.

28. BEYOND LANDLORD'S CONTROL. Subject to Tenant's right to exercise its remedy of self help as provided in Section 51 hereof, none of the acts, promises, covenants, agreements or obligations on the part of Tenant to be kept, performed or not performed as the case may be, nor the obligation of Tenant to pay any rent or other charge or payment shall be in anyway waived, impaired, excused or affected by reason of Landlord being unable at any time or times during the term of this Lease to supply, or being prevented from, or delayed in supplying heat, light, elevator service, or any other service expressly or implied on the part of Landlord to be supplied, or by reason of Landlord being unable to make any alterations, repairs or decorations or to supply any equipment or fixtures, or any other promise, covenant, agreement or obligation on the part of Landlord to be performed, if Landlord's inability or delay shall arise by reason of any law, rule or regulation of any federal, state, municipal or other governmental department, agency or subdivision thereof, or by reason of conditions of supply and demand due to National Emergency or other conditions or causes beyond Landlord's control.

29. EMINENT DOMAIN. In the event any portion of said leased Premises is taken by any condemnation or eminent domain proceedings, the (minimum) monthly rental herein specified to be paid shall be ratably reduced according to the area of the leased Premises which is taken, and Tenant shall be entitled to no other consideration by reason of such taking, and any damages suffered by Tenant on account of the taking of any portion of said leased Premises and any damages to any structures erected on said leased Premises, respectively, that shall be awarded to Tenant in said proceedings shall be paid to and received by Landlord, and Tenant shall have no right therein or thereto or to any part thereof, and Tenant does hereby relinquish and assign to Landlord all of Tenant's rights and equities in and to any such damages. Should all of the Premises, or so much thereof as to make its further use by Tenant manifestly impractical, be taken by eminent domain, then and in that event Tenant shall be entitled to no damages or any consideration by reason of such taking, except the cancellation and termination of this Lease as of the date of said taking. The above notwithstanding Tenant shall the right to bring its own separate action for recovery of losses to Tenant's equipment and trade fixtures, as well as Tenant's moving expenses and/or business interruption damages.

30. SURRENDER PREMISES. Tenant agrees to surrender to Landlord, at the end of the term of this Lease and/or upon any cancellation of this Lease, said leased Premises in broom-clean and tenantable condition, ordinary wear and tear and damage by fire and windstorm or other acts of God, excepted, and subject to the provisions of Section 6 hereof. Tenant agrees that if Tenant does not surrender to Landlord, at the end of the term of this Lease, or upon any cancellation of the term of this Lease, said leased Premises, then Tenant will pay to Landlord all damages that Landlord may suffer on account of Tenant's failure to so surrender to Landlord possession of said leased Premises, and will indemnify and save Landlord harmless from and against all claims made by any succeeding tenant of said Premises against Landlord on account of delay of Landlord in delivering possession of said Premises to said succeeding tenant so far as such delay is occasioned by failure of Tenant to so surrender said Premises.

All trade fixtures, equipment, furniture, inventory, effects, alterations, additions, and improvements not removed by Tenant at the expiration or other termination of Tenant's right to possession of the Premises, will be deemed conclusively to have been abandoned and may be appropriated, sold, stored, destroyed, or otherwise disposed of by landlord without notice to tenant or any other person and without obligation to account for them; and tenant will pay landlord for all expenses incurred in connection with such property, including but not limited to the cost of repairing any damage to the Premises caused by the removal of such property.

31. LIENS. Tenant further agrees that Tenant will pay all liens of contractors, subcontractors, mechanics, laborers, materialmen, and other items of like character, and will indemnify Landlord against all legal costs and charges, bond premiums for release of liens, including counsel fees reasonably incurred in and about the defense of any suit in discharging the said Premises or any part thereof from any liens, judgments, or encumbrances caused or suffered by Tenant. It is understood and agreed between the parties hereto that the costs and charges above referred to shall be considered as rent due and shall be included in any lien for rent.

Tenant herein shall not have any authority to create any liens for labor or material on Landlord's interest in the above described property and all persons contracting with Tenant for the destructions or removal of any Building or for the erection, installation, alteration, or repair of any Building or other improvements on the above described Premises and all materialmen, contractors, mechanics, and laborers, are hereby charged with notice that they must look to Tenant and to Tenant's interests only in the above described property to secure the payment of any bill for work done or material furnished during the rental period created by this Lease.

32. REAL PROPERTY TAXES. The term "Real Property Taxes" as used in this Lease shall include Tenant's Pro-Rata Share of real property taxes on the Main Premises and the Property, and 100% of those real property taxes reasonably allocated to the value of the land comprising the Secondary Premises Property. All such Real Property Taxes shall be calculated using the maximum available discount for early payment. The term "Real Property Taxes" also shall include the cost to Landlord of contesting the amount, the validity, or the applicability of any taxes mentioned in this Section. On written demand from Landlord, but not more often than monthly, Tenant agrees to pay to Landlord, in addition to all other sums to be paid under this Lease, all Real Property Taxes which may be assessed against the Premises during the Lease Term, in excess of the Real Property Taxes assessed as of the year 2000 (the "Base Year"). In the event that in its sole discretion, Landlord elects to make such demand more often than annually, then each sum demanded shall be prorated to correspond to the periodicity utilized by Landlord.

33. LANDSCAPE. The Tenant shall not leave any trash, rubbish or obstruction on any portion of the leased property, the Adjacent Parking area, or the secondary Premises. Except as otherwise specifically provided for herein, outside storage is prohibited without the expressed written consent of Landlord.

34. PROMPT PAYMENT. The prompt payment of the rent for said Premises upon the dates named, and the faithful observance of the rules and regulations printed upon this Lease, and which are hereby made a part of this covenant, are the conditions upon which the Lease is made and accepted and if Tenant fails to comply with the terms of said Lease beyond the notice and cure periods set forth in Section 20 hereof, or any of said rules and regulations now in existence, or which may be hereafter prescribed by Landlord, then and in any of such events this Lease and all of the rights of Tenant hereunder, at Landlord's option, shall expire, and thereupon Landlord, its agents or attorneys, shall have the right to enter said Premises, and remove all persons therefrom, and Landlord shall have the option of pursuing all legal remedies available to Landlord.

35. INTENTIONALLY OMITTED.

36. WATER DAMAGE. It is expressly agreed and understood by and between the parties to this Lease that, except for damage or injury by water proximately caused by Landlord's willful misconduct or gross negligence or Landlord's failure to perform its repair obligations required under Section 7(a) hereof, Landlord shall not be liable for any damage or injury by water, which may be sustained by the said Tenant or other person or for any other damage or injury resulting from the carelessness, negligence, or improper conduct on the part of any other tenant or agents, or employees, or by reason of the breakage, leakage, or obstruction of the water, sewer or soil pipes, or other leakage in or about the Building.

37. SUBORDINATION. This Lease is and shall be subject and subordinate to any and all permanent or building loan mortgages covering the fee of the Premises, or any other real property which includes all or any part of the Premises, now existing or hereafter made by Landlord and to all advances made or to be made thereon and to all renewals, modifications, consolidations, replacements, or extensions thereof, and the lien of any such mortgage or mortgages shall be superior to all rights hereby or hereunder vested in Tenant, to the full extent of the principal sums secured thereby and interest thereon. Notwithstanding the foregoing, Tenant's subordination hereunder shall be subject to the Tenant's receipt of an executed subordination and non-disturbance agreement in a form substantially similar to the form attached hereto as Exhibit "G". Landlord shall provide a non-disturbance agreement with any new mortgage that might hereafter be placed upon the Premises and/or the Property.

38. ESTOPPEL CERTIFICATE. Tenant, upon request of Landlord or any holders of a mortgage against the fee, shall from time to time deliver or cause to be delivered to Landlord or such mortgagee, within ten (10) days from date of demand, a certificate duly executed and acknowledged in form for recording, without charge, certifying, if true, that this Lease is valid and subsisting and in full force and effect and that Landlord is not in default under any of the terms of this Lease. Tenant further agrees to pay to Landlord, as additional rent, an amount equal to 1/30 of one month's rent at the monthly rental then obtaining, for each day, if any, in excess of ten (10) days after such demand that Tenant shall fail to deliver such a certificate as provided for in this clause.

Landlord, upon request of Tenant or any holders of a lien against Tenant's leasehold interest, shall from time to time deliver or cause to be delivered to Tenant or such interest holder, within ten (10) days from date of demand, a certificate duly executed and acknowledged in form for recording, without charge, certifying, if true, that this Lease is valid and subsisting and in full force and effect and that Tenant is not in default under any of the terms of this Lease. Landlord further agrees to credit Tenant against any rent that would otherwise be due, an amount equal to 1/30 of one month's rent at the monthly rental then obtaining, for each day, if any, in excess of ten (10) days after such demand that Landlord shall fail to deliver such a certificate as provided for in this clause.

39. ENVIRONMENTAL MATTERS - COMPLIANCE.

a. The term "Hazardous Substances," as used in this Lease shall mean chemicals, pollutants, contaminants, toxic materials or hazardous waste. Hazardous Substances includes any other substances, the use, storage, handing, treatment, transportation, removal or disposal of which is restricted, prohibited, penalized or otherwise regulated in any manner by any "Environmental Law." "Environmental Law" shall mean any federal or state statute, law, regulation or standard and any local law, ordinance, regulation or standard relating to Hazardous Substances or protection of human health or the environment.

b.   Tenant hereby agrees that:

     (1) No activity will be conducted on the Premises that will produce any Hazardous Substances, except for such activities that are part of the ordinary course of Tenant's business activities (the "Permitted Activities"), provided said Permitted Activities are conducted in accordance with all Environmental Laws. Landlord agrees that the uses set forth in Section 5 of this Lease are approved by Landlord as "Permitted Activities" subject to the other provisions of this Section 39. Tenant shall be solely responsible for obtaining, maintaining and complying with any required permits and paying any fees and providing any testing required by any regulatory agency with respect to "Permitted Activities";

     (2) Hazardous Substances will not be stored, used, or treated on the Premises, except for the storage, use or treatment of such materials that are a part of the ordinary course of Tenant's business (the "Permitted Materials"), provided such Permitted Materials are properly stored, used or treated in a manner and location meeting all Environmental Laws. Tenant shall be solely responsible for obtaining, maintaining and complying with any required permits and paying any fees and providing any testing required by any regulatory agency with respect to Permitted Materials;

     (3) No portion of the Premises will be used as a landfill, a dump or otherwise as a place where Hazardous Substances are disposed of or released into the environment in violation of any Environmental Law;

     (4) Tenant will not install any underground tanks of any type for any purpose. Tenant will not install any aboveground tank of any type for any purpose unless Tenant meets the requirements of all Environmental Laws and the installation of such aboveground tank is approved in advance in writing by Landlord. Tenant shall be solely responsible for obtaining, maintaining and complying with any required permits and paying any fees and providing any testing required by any regulatory agency with respect to any aboveground tank;

     (5) Tenant will not allow any subsurface or subsurface conditions caused by Tenant to exist or come into existence that constitute, or with the passage of time may constitute, a public or private nuisance, or that violate any Environmental Laws;

     (6) Tenant will not permit any Hazardous Substances to be brought onto the Premises, except for the Permitted Materials, described above. If Tenant permits any Hazardous Substances, other than the Permitted Materials, to be brought onto the Premises, the same shall be immediately removed, with proper disposal, and any investigation and cleanup required under Environmental Laws shall be diligently undertaken and completed by Tenant;

     (7) Tenant will provide Landlord a copy of any inspection results, report or notice of violation received from any environmental regulatory agency immediately upon receipt of such report or notice.

     (8) Tenant will provide Landlord with notice of any release of Hazardous Substances during the term of this Lease.

     (9) To the extent that actions taken by Tenant to comply with Environmental Laws under the above subparagraphs require Landlord's consent, Landlord will not unreasonably withhold such consent.

c. Landlord or Landlord's representative shall have the right but not the obligation to enter the Premises during reasonable hours and upon reasonable notice to Tenant and further subject to Tenant's right to have Landlord accompanied by an authorized Tenant representative, for the purpose of observing Tenant's storage, use, disposal or treatment of Hazardous Substances, or to otherwise evaluate Tenant's compliance with the requirements set forth in this Section on Environmental Matters - Compliance. If Tenant is improperly storing, using, treating, or disposing of Hazardous Substances under applicable Environmental Laws, or if Tenant is otherwise not in compliance with the terms of this Section, then Tenant shall immediately take such corrective action as is necessary to come into compliance with applicable Environmental Laws. Should Tenant fail to take such corrective action within 24 hours, Landlord shall have the right but not the obligation to perform such corrective action and Tenant shall promptly reimburse Landlord for any and all costs associated with any such corrective action.

d. If at any time during or after the term of this Lease Hazardous Substances used by Tenant are detected at, about, from or under the Premises, and the presence of such Hazardous Substances requires a response under any Environmental Law, Tenant shall diligently institute proper and thorough investigation, corrective action and monitoring at Tenant's sole cost to the satisfaction of the environmental regulatory agency which assumes jurisdiction over the matter, except to the extent that Landlord has responsibility for contamination as set forth in subparagraph H below.

e. Tenant agrees to indemnify and hold Landlord harmless from all claims, demands, actions, liabilities, costs (including attorneys fees at trial and on appeal), expenses, damages and obligations of any nature arising from or as a result of use, storage, handling, treatment, disposal or release of Hazardous Substances by Tenant on or about the Premises.

f. The foregoing indemnification and the responsibilities of Tenant under this Section on Environmental Matters - Compliance will survive the termination or expiration of this Lease.

g. Tenant, at Tenant's sole expense, shall conduct air, soil or groundwater sampling ("Environmental Assessment") at the Premises upon the execution of this Lease. Tenant agrees:

     (1) To use a reputable environmental assessment firm with licensed professionals who utilize customary quality assurance and quality control procedures in the conduct of their Tenant Improvement work;

     (2) To provide a copy of a proposed sampling plan to Landlord before the sampling begins;

     (3) To provide sample results to Landlord at the same time that they are provided to Tenant;

     (4) To maintain the confidentiality of the sample results. Tenant will not discuss or disclose the results, or any report derived from the results, to any person or entity without consent of Landlord, or unless required to do so to comply with any law requiring such disclosure in which case Tenant will give Landlord 10 days written notice prior to making such disclosure.

h. As long as Tenant satisfies the requirements of paragraph G(1) and G(2), and as long as Tenant completes the Environmental Assessment by the Early Occupancy Commencement Date, Landlord agrees that it will have responsibility for any air, soil, or groundwater contamination that exceeds any applicable regulatory standard that is revealed by the Environmental Assessment. If there is any exceedance of an applicable regulatory standard discovered during the Environmental Assessment, then the area defined by these mutual obligations shall be determined in the following manner.

     (1) At Landlord's expense, Landlord shall collect additional samples to delineate in a horizontal and vertical direction the extent of any exceedance (Delineation Work) and the area so delineated shall represent the area to which the mutual obligations of this subparagraph shall apply;

     (2) Landlord will use a reputable environmental assessment firm with licensed professionals who utilize customary quality assurance and quality control procedures in the conduct of their work;

     (3) Landlord will provide a copy of a proposed sampling plan to Tenant before the sampling begins;

     (4) Landlord will provide sample results to Tenant at the same time that they are provided to Landlord;

     (5) Tenant will maintain the confidentiality of the sample results. Tenant will not discuss or disclose the results, or any report derived from the results, to any person or entity without consent of Landlord, or unless required to do so to comply with any law requiring such disclosure in which case Tenant will give Landlord 10 days written notice prior to making such disclosure.

i. Tenant shall not be responsible for exceedances of a regulatory standard in air, soil or groundwater not discovered during the Environmental Assessment, but which pre-existed Tenant's occupancy.

j. Tenant shall not be responsible for an exceedance of a regulatory standard in air, soil or groundwater that is proven to have come from a source off the Premises. Landlord will take action as may be appropriate in Landlord's sole judgment to address any source off the Premises.

k. To Landlord's actual knowledge, without injury or investigation, Landlord is not aware of any Hazardous Substances that exist or are located on or in the Premises at levels or amounts which exceed regulatory standards under applicable Environmental Laws."

40. LANDLORD'S LIABILITY. The liability of Landlord (which, for the purposes of this Lease, shall include the owner of the Building and/or of the Property if other than Landlord) to Tenant for any default by Landlord under the terms of this Lease is limited to the interest of Landlord in the Building and the Property, and Tenant agrees to look solely to Landlord's of Landlord's present or future partners' interest in the Building and the Property for the recovery of any judgment.

41. NO ARBITRARY REJECTION. References herein to "approval", "acceptable" and "satisfactory" shall not be interpreted as justifying arbitrary rejection, but mean a reasonable application of judgment in accordance with institutional leasing practice and commercial custom concerning similar real estate transactions.

42. PARTIAL INVALIDITY. If any term or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease and the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforceable to the fullest extent permitted by law.

43. RADON GAS. Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit.

44. ATTORNEY'S FEES. if either party becomes a party to any litigation concerning this Lease, the Premises, the Property, the Building or other improvements in which the Premises are located, by reason of any act or omission of the other party or its authorized representatives, and not by any act or omission of the party or its authorized representatives, the party that causes the other party to become involved in the litigation shall be liable to that party for reasonable attorneys' fees and all costs and expense incurred by it in connection with said litigation including available appeals thereof.

45. BROKER'S COMMISSIONS. Each party shall hold harmless the other party from all damages resulting from any claims that may be asserted against the other party by any broker, finder, or other person, with whom the other party has or purportedly has dealt, except Americas Industrial Realty Corp. Landlord shall pay any commission to Americans Industrial Realty Corp.

46. WAIVER OF RIGHT OF REDEMPTION. Tenant hereby expressly waives any and all rights of redemption granted by or under any present or future laws in the event of Tenant's being evicted or dispossessed for any cause, or in the event of Landlord's obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants or conditions of this Lease, or otherwise. Landlord expressly reserves the right to hold Tenant in strict default, and Tenant has no right to cure except as provided by statutory law.

47. CAPTIONS. The captions of the paragraphs of this instrument are solely for convenience and shall not be deemed a part of this instrument for the purpose of construing the meaning thereof, or for any other purpose.

48. YEAR 2000 DISCLAIMER. Landlord hereby disclaims any liability for, and Tenant hereby waives (and shall secure its own insurance against any risks of loss associated with) any claim for damages (whether ordinary, special, consequential, punitive or otherwise) for any injury or inconvenience to, or interference with, Tenant's business, any loss of occupancy or quiet enjoyment of the Premises or any other loss occasioned by, arising out of, relating to or in connection with (a) the failure of any automated, computerized and/or software system or other technology used in, on or about the Property or relating to the management or operation of the Property to accurately receive, provide or process date/time data (including, but not limited to, calculating, comparing and sequencing) both before and after September 9, 1999 and before, after, during and between the years 1999 A.D. and 2000 A.D., and leap year calculations and/or (b) the malfunction, ceasing to function or providing of invalid or incorrect results by any such technology as a result of date/time date and/or the processing of date/time date.

49. WAIVER OF TRIAL BY JURY. TENANT AND LANDLORD HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS INSTRUMENT, AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.

THIS PROVISION IS A MATERIAL INDUCEMENT FOR LANDLORD LEASING THE PREMISES TO TENANT.

50. WRITTEN AGREEMENT. This Lease contains the entire agreement between the parties hereto and all previous negotiations leading thereto, and it may be modified only by an agreement in writing signed and sealed by Landlord and Tenant. No surrender of the demised Premises, or of the remainder of the term of this Lease, shall be valid unless accepted by Landlord in writing.

51. TENANT REMEDY OF SELF-HELP. If the Landlord shall be in default of its obligations under this Lease, and that default continues after the expiration of any applicable cure period provided herein, then Tenant shall deliver to Landlord written notice of such continued default, and if Landlord fails to cure such default within seven (7) days of Landlord's receipt of said written notice, Tenant may take any and all action reasonably necessary to cure such default by Landlord.

In such an event, Landlord shall reimburse Tenant for the costs reasonably incurred in connection therewith within ten (10) days following receipt of Tenant's invoice together with supporting backup documentation (including paid receipts) as reasonably required by Landlord. Should Landlord unreasonably fail to reimburse Tenant within said ten (10) day time period, Landlord shall also pay Tenant interest at the annual rate of the Wall Street Journal prime plus five (5%) percent per annum from the eleventh (11th) day on any portion of said sum not so paid. If Landlord fails to pay such amounts within sixty (60) days following receipt of Tenant's invoice together with supporting backup documentation (including paid receipts) as reasonably required by Landlord, then, upon ten (10) days notice to Landlord, and Landlord's failure to pay such amounts within said ten (10) days, Tenant shall have the right to offset such sums against the Base Rent and Additional Rent due under this Lease, provided, however, the monthly amount of such offset shall not exceed the greater of (i) seventeen and one-half percent (17.50%) of the monthly Base Rent and Additional Rent payable by Tenant hereunder, or (ii) an amount of the monthly Base Rent and Additional Rent payable hereunder that is necessary to fully amortize, on a straight line basis, the amounts owed by Landlord to Tenant hereunder over the remaining Term of the Lease, together with interest at shall bear interest at the annual rate of the Wall Street Journal Prime plus five percent (5%) per annum.

52. OPTION TO RENEW.

a. Landlord hereby grants to Tenant two (2) consecutive options (the "Renewal Option(s)" to extend this Lease, each for a period of sixty (60) consecutive months (the "Renewal Term(s)." Tenant may exercise these options only by delivering to Landlord written notice of the exercise on or before one hundred eighty (180) days prior to the expiration of the then-current Lease term if, and only if Tenant is not in default of any term of this Lease.

b. The first Renewal Term, if any, shall commence on August 15, 2009, and expire August 14, 2014. The Base Rent for said first Renewal Term shall be $3,871,764.35, payable as set forth in Schedule "C", attached. The second Renewal Term, if any, shall commence August 15, 2014, and expire August 14, 2019. The Base Rent for said second Renewal Term shall be $4,710,593.34, payable as set forth in Schedule "C", attached. All terms and conditions of this Lease shall remain in full force and effect throughout each Renewal Term.

53. RIGHT OF NOTICE. At any time prior to the expiration of the Lease Term, provided that this Lease is in full force and effect and Tenant is not in default of any of the terms, covenants and conditions herein contained, in the event Landlord desires to lease any of the remaining space in the Building to a third party (the "Notice Space"), Landlord shall provide written notice (the "Offer Notice") to Tenant of Landlord's intent to lease such Notice Space to a third party, which Offer Notice shall include notice as to the date on which the Notice Space shall become available and the amount of the Notice Space available for lease by Tenant. Tenant shall thereafter have a period of ten (10) days from Tenant's receipt of said Offer Notice to elect in writing to lease all, and not less than all, of the Notice Space.

If Tenant so elects to lease the Notice Space, then Landlord and Tenant shall enter into an amendment to this Lease whereby the Notice Space shall become a portion of the Premises and Main Premises hereunder, with the Base Rent for the Notice Space being equal to the then existing Base Rent for the Main Premises (on a rentable square foot basis) in effect as specified on Exhibit "C" attached hereto (or in the case of any Renewal Term, the then existing Base Rent in effect for the Premises for such a Renewal Term). The Notice Space shall be subject to all other terms and conditions of this Lease except that there shall be no charge for Special Rent for such Notice Space. In addition, Tenant's Pro-Rata Share shall be increased to account for the additional square footage included in the Notice Space. Provided, however, that if the commencement date of the lease of the Notice Premises by the Tenant is less than five (5) years prior to the end of the then-present Term of this Lease, Tenant shall only be entitled to lease the Notice Space if Tenant also extends the Lease Term hereunder so that the end of the then-present Term of this Lease shall be at least five (5) years following the date of the commencement of the leasing of the Notice Space by Tenant.

54. COUNTERPARTS AND FACSIMILE SIGNATURES. The parties shall execute six (6) duplicate originals of this Lease, i.e., two (2) each for the Landlord and Tenant, and one (1) each for the Tenant's broker and the Tenant's consultant. This Lease may be executed in any number of counterparts, each of which shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same instrument. Signature and acknowledgment pages, if any, may be detached from the counterparts and attached to a single copy of this document to physically form one document. Facsimile copies of this Lease and the signatures thereon shall have the same force and effect as if the same were original.

                 (Signature lines begin on the following page.)

IN WITNESS WHEREOF, The parties hereto have signed, sealed and delivered this Lease at Miami, Florida, on the day and year first above written.

Witnesses as to Landlord:                       PELMAD CORPORATION, a Florida
                                                corporation, LANDLORD
/s/ Harold Aibel
--------------------------
Name:  Harold Aibel
       -------------------
    (Print or type)

/s/ Belkis Becerra                              By:  /s/ Jonathan E. Aibel
--------------------------                          ----------------------------
Name:  Belkis Becerra                               Name:  Jonathan E. Aibel
       -------------------                                 ---------------------
  (Print or type)                                   Title:  President and C.E.O.
                                                           ---------------------


Witnesses as to Tenant:                           BE AEROSPACE, INC., a Delaware
                                                  corporation, TENANT

/s/ William A. Miller
--------------------------
Name:  William A. Miller
       -------------------
   (Print or type)

/s/ J. Holtzman                                    By:  /s/ Thomas P. McCaffery
--------------------------                             -------------------------
Name:  Jeffrey P. Holtzman                         Name:  Tom McCaffery
       -------------------                                ----------------------
   (Print or type)                                 Title:  Senior Vice
                                                           President & CFO

STATE OF FLORIDA
COUNTY OF Dade

Before me, the undersigned authority, on this day personally appeared Jonathan
E. Aibel, as President & CEO of Pelmad Corporation, a Florida corporation, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation on behalf of said corporation.

Given under my hand and official seal this 20th day of February, 2001.

                        /s/ Deborah Garcia
                        --------------------------------------------------------
                        Notary Public in and for the State of Florida My commission expires: _________________

STATE OF FLORIDA
                                               [NOTARY SEAL]

COUNTY OF Palm Beach

Before me, the undersigned authority, on this day personally appeared Thomas P. McCaffrey, as Sr. V.P. & CFO of BE Aerospace, Inc., a Delaware Corporation, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation on behalf of said corporation.

Given under my hand and official seal this 16 day of February, 2001.



[NOTARY SEAL]                 /s/ Ellen Caplan
                              --------------------------------------------------
                              Notary Public in and for the State of Florida
                              My commission expires: 9/20/2003

                                LIST OF EXHIBITS
                                ----------------
EXHIBIT "A-1"       MAIN PREMISES SITE PLAN
-------------
EXHIBIT "A-2"       ADJACENT PARKING AREA SKETCH
-------------
EXHIBIT "A-3"       MAIN PREMISES PROPERTY
-------------
EXHIBIT "B-1"       SECONDARY PREMISES SITE PLAN
-------------
EXHIBIT "B-2"       SECONDARY PREMISES PROPERTY
-------------
EXHIBIT "C"         RENTAL SCHEDULE
-------------
EXHIBIT "D"         PUNCH LIST
-------------
EXHIBIT "E"         PRELIMINARY FLOOR PLAN
-------------
EXHIBIT "F"         TENANT IMPROVEMENT PLANS

                    (To be added prior to the Early Occupancy Commencement Date)
-------------
EXHIBIT "G"         FORM SNDA
-------------
EXHIBIT "H"         MEMORANDUM OF LEASE
-------------

                                  EXHIBIT "A-1"
                             MAIN PREMISES SITE PLAN



                                [GRAPHIC OMITTED]

                                  EXHIBIT "A-2"
                          ADJACENT PARKING AREA SKETCH



                                [GRAPHIC OMITTED]

                                  EXHIBIT "A-3"
                             MAIN PREMISES PROPERTY



                                   [ILLEGIBLE]

                                  EXHIBIT "B-1"
                          SECONDARY PREMISES SITE PLAN



                                [GRAPHIC OMITTED]

                                  EXHIBIT "B-2"
                           SECONDARY PREMISES PROPERTY


LEGAL DESCRIPTION:

A portion of Lots 1, 2 and 3, SUNNY GLADE FARMS, according to the plat thereof recorded in Plat Book 8, at Page 73, of the Public Records of Miami-Dade County, Florida, being particularly described as follows:

Begin at the Southwest corner of Lot 5A, Block 2, of PELMAD INDUSTRIAL PARK FIRST ADDITION, according to the plat thereof recorded in Plat Book 118, at Page 24,of the said Public Records of Miami-Dade County, Florida; thence N79(degree)19'38"E along the Southery line of mid Lot 5A, Block 2 and its extension along the Southerly line of Lot 4, Block 2 of PELMAD INDUSTRIAL PARK, according to the plat thereof recorded in Plat Book 113, at Page 42 of the said Public Records of Miami-Dade County, Florida for 248.11 feet; thence S10(degree)40'22"F, for 56.00 feet; thence S79(degree)19'38"W for 204.84 feet; thence S03(degree)56'05"W for 300.63 feet; thence N86(degree)03'55"W for 56.00 feet to a point on the Easterly line of Lot 12B, Block 4, of the plat of PELMAD INDUSTRIAL PARK SECOND ADDITION, according to the plat thereof, recorded in Plat Book 122, at Page 2, of the said Public Records of Miami-Dade County, Florida, hence N03(degree)56'05"E along the said Easterly line of Lot 12B, Block 4, and its extension along the Right-of-Way of N.W. 102nd Circle, as said Right-of-Way is shown on said plat of PELMAD INDUSTRIAL PARK SECOND ADDITION and its extension along the Easterly line of Lot 7B, Block 2, of said PELMAD INDUSTRIAL PARK SECOND ADDITION, for 343.91 feet to the Point of Beginning.

NOTES:

1. The bearings are based on an assumed direction of S88(degree)40'30"W along the North line of the NW 1/4 of Section 4, Township 55 South, Range 40 East, Miami- Dade County, Florida.

2. The above described parcel contains 30,730 square feet, (0.7055 acres), more or less.

Prepared for:                          Prepared by:
Bill Meranda                           Jack Mueller & Associates, Inc.
January 24, 2001                       Consulting Engineers & Land Surveyors
                                       Certificate of Authorization No. LB0064
                                       9450 Sunset Drive - Suite 200
                                       Miami, Florida  33173-5428
                                       Phone:  305-279-5555



                                   Page No. 1

                                   EXHIBIT "C"
                                 RENTAL SCHEDULE

--------------------------------------------------------------------------------------------------------------------------
Original Lease Term
------------ -------------------------------------------------------------------- ----------------------------------------
                                      Rent, By Year                                          Monthly Rent
             -------------------------------------------------------------------- ----------------------------------------
 Original                               Base Rent
   Lease                 ------------------------------------------   Annual        Monthly      Monthly        Total
   Term         COLA          Rent for Premises          Total        Special        Base        Special       Monthly
   Year      Adjustment      Main        Secondary     Base Rent        Rent         Rent          Rent          Rent
------------ -------------------------------------------------------------------- ----------------------------------------
     1           na      $586,779.70     $30,000.00   $616,779.70    $91,044.96   $51,398.31    $7,587.08     $58,985.39
     2         2.00%     $598,515.29     $30,600.00   $629,115.29    $91,044.96   $52,426.27    $7,587.08     $60,013.35
     3         2.00%     $610,485.60     $31,212.00   $641,697.60    $91,044.96   $53,474.80    $7,587.08     $61,061.88
     4         2.00%     $622,695.31     $31,836.24   $654,531.55    $91,044.96   $54,544.30    $7,587.08     $62,131.38
     5         2.50%     $638,262.69     $32,632.15   $670,894.84    $91,044.96   $55,907.90    $7,587.08     $63,494.98
     6         2.50%     $654,219.26     $33,447.95   $687,667.21    $91,044.96   $57,305.60    $7,587.08     $64,892.68
     7         2.50%     $670,574.74     $34,284.15   $704,858.89    $91,044.96   $58,738.24    $7,587.08     $66,325.32
     8         2.50%     $687,339.11     $35,141.25   $722,480.36    $91,044.96   $60,206.70    $7,587.08     $67,793.78
------------ -------------------------------------------------------------------- ----------------------------------------
             Totals:    $5,068,871.7    $259,153.74  $5,328,025.4   $728,359.68           na           na             na
             -------------------------------------------------------------------- ----------------------------------------

------------ -------------------------------------------------------------------- ----------------------------------------
                                      Rent, By Year                                          Monthly Rent
             -------------------------------------------------------------------- ----------------------------------------
   First                               Base Rent
 Extension                ------------------------------------------   Annual        Monthly      Monthly        Total
   Term         COLA          Rent for Premises          Total        Special        Base        Special       Monthly
   Year      Adjustment      Main        Secondary     Base Rent        Rent         Rent          Rent          Rent
------------ -------------------------------------------------------------------- ----------------------------------------
     1           4.00%     $714,832.68    $36,546.90   $751,379.58         na      $62,614.96         na      $62,614.96
     2           4.00%     $743,425.98    $38,008.78   $781,434.76         na      $65,119.56         na      $65,119.56
     3           4.00%     $773,163.02    $39,529.13   $812,692.15         na      $67,724.35         na      $67,724.35
     4           4.00%     $804,089.54    $41,110.29   $845,199.84         na      $70,433.32         na      $70,433.32
     5           4.00%     $836,253.13    $42,754.71   $879,007.83         na      $73,250.65         na      $73,250.65
------------ -------------------------------------------------------------------- ----------------------------------------
              Totals:     $3,871,764.3   $197,949.81  $4,069,714.1         na              na         na              na
             -------------------------------------------------------------------- ----------------------------------------


------------ -------------------------------------------------------------------- ----------------------------------------
                                      Rent, By Year                                          Monthly Rent
             -------------------------------------------------------------------- ----------------------------------------
  Second                               Base Rent
 Extension                ------------------------------------------   Annual        Monthly      Monthly        Total
   Term         COLA          Rent for Premises          Total        Special        Base        Special       Monthly
   Year      Adjustment      Main        Secondary     Base Rent        Rent         Rent          Rent          Rent
------------ -------------------------------------------------------------------- ------------ ------------- -------------
     1           4.00%     $869,703.25    $44,464.89    $914,168.15       na      $76,180.68         na      $76,180.68
     2           4.00%     $904,491.38    $46,243.49    $950,734.87       na      $79,227.91         na      $79,227.91
     3           4.00%     $940,671.04    $48,093.23    $988,764.27       na      $82,397.02         na      $82,397.02
     4           4.00%     $978,297.88    $50,016.96   $1,028,314.8       na      $85,692.90         na      $85,692.90
     5           4.00%    $1,017,429.7    $52,017.64   $1,069,447.4       na      $89,120.62         na      $89,120.62
------------ -------------------------------------------------------------------- ----------------------------------------
              Totals:     $4,710,593.3   $240,836.21   $4,951,429.5       na              na         na              na
             -------------------------------------------------------------------- ----------------------------------------
--------------------------------------------------------------------------------------------------------------------------

                                  EXHIBIT "D"
                                   PUNCH LIST

Roof and parking lot drainage openings to be opened and unobstructed.

o All roof membranes, underside insulation to be delivered in serviceable condition.

o Plaster walls in NE section of building to be repaired or replaced.

o Applicable downstairs bathrooms not included in the BE renovation will be upgraded to meet any code standards as required by the lease. This will not include cosmetic upgrades.

o All exterior awnings to be replaced, utilizing colors that coincide with the remainder of industrial park. Pelmad will allow an awning over the main entrance with BE colors.

o All sprinkler heads showing corrosion to be replaced if malfunctioning. Pelmad will provide documentation showing sprinkler system is fully operational.

o Known water leaks from roof to be corrected.

o Electrical cabinets to be treated for corrosion (caused by flood waters) and repainted.

o Rear of building to be converted to angled parking and relined with BE's input. Additional parking facility to be repaved and relined.

o Addition parking and area adjacent to SW wall of building to be cleared of refuse.

o Fences around additional parking area to be repaired to as new condition.

o Repair/replace outside storage roof structure to as new condition.

o All eight (8) foot light fixtures will be removed according to lease provision.

o Pelmad will provide an electrical survey listing all panels and amps.

o Pelmad will chemically clean all air conditioning ducts, the cost of which shall be at Pelmad's expense up to an cost of $5,000. BE shall be responsible for said costs between $5,000 and $10,000, and BE and Pelmad will split any such costs exceeding $10,000.

                                  EXHIBIT "E"
                             PRELIMINARY FLOOR PLAN

                                   EXHIBIT "F"
                            TENANT IMPROVEMENT PLANS
          (To be added prior to the Early Occupancy Commencement Date)

                                   EXHIBIT "G"
                                    FORM SNDA

                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

     This Agreement is made as of __________ day of ___________ 2001, between Bank of America, N.A. (the "Mortgagee"), whose address is 100 S. E. Second Street, 14th Floor, Miami, FL 33131 (FL7-950-14-05), and ____________________
____________________________________________ (the "Tenant"), whose address is
____________________________________________.


     RECITALS

     A. The Mortgagee intends to make a loan (the "Loan") to _______________, (the "Mortgagor/Landlord"), which Loan is secured in part by a first mortgage (the "Mortgage") from Mortgagor/Landlord to Mortgagee encumbering certain land and the improvements, fixtures and personalty located thereon, collectively known as _______________(the "Premises").

     B. Pursuant to the Mortgage, the Mortgagor/Landlord has also assigned to the Mortgagee all of the leases, rents, profits and security deposits affecting or arising in connection with the Premises or any part thereof.

     C. Tenant is a tenant on the Premises pursuant to a lease dated _________, 2001, as amended (the "Lease").

     AGREEMENT

     NOW, THEREFORE, in consideration of the covenants and agreements hereinafter contained, the parties hereto do mutually covenant and agree as follows:

     1. The Recitals are true and correct and are made a part hereof.

     2. Tenant hereby agrees that all rights of Tenant under the Lease are and shall at all times continue to be subordinate to the lien of the Mortgage, as said Mortgage may be amended, renewed, increased, modified, consolidated, replaced, or extended.

     3. Mortgagee agrees that during the term of the Lease and any extended term thereof, so long as the Tenant is not in default thereunder, Tenant's possession of the demised premises (as described in the Lease) shall not be disturbed and Tenant's rights and privileges under the Lease shall not be diminished or interfered with by the Mortgagee upon any proceeding to foreclose the Mortgage, and Mortgagee will not join Tenant as a party defendant in any proceeding to foreclose the Mortgage for the purpose of terminating the Lease.

     4. In the event that, by reason of the foreclosure of the Mortgage for any reason, Mortgagee or any successor or assignee of Mortgagee succeeds to the interest of the Mortgagor/Landlord under the Lease then upon receipt of notice from the Mortgagee or such successor or assignee that it has succeeded to the rights of the Mortgagor/Landlord under the Lease, Tenant hereby agrees to recognize Mortgagee or such successor or assignee as Tenant's landlord under the Lease and hereby agrees to attorn to Mortgagee or such successor or assignee. Said attornment is to be effective and self-operative without the execution of any other instrument immediately upon Mortgagee or any successor or assignee of Mortgagee succeeding to the rights of the Mortgagor/Landlord under the Lease, and the Lease shall continue in accordance with its terms between Tenant, as tenant, and Mortgagee or any successor or assignee of Mortgagee, as landlord; provided, however, that Mortgagee or any successor or assignee of Mortgagee shall not: (i) be bound by any prepayment of rent or additional rent, deposit, rental security or any other sums paid to any prior landlord under the Lease including, without limitation, the Mortgagor/Landlord unless received and receipted for by Mortgagee or its successor or assignee; (ii) be bound by any amendment or modification of the lease made without the consent of Mortgagee or its successor or assignee; (iii) be personally liable under the Lease and Mortgagee's or its successor's or assignee's liability under the Lease shall be limited to the interest of Mortgagee or its successor or assignee in the Premises; (iv) be liable for any act or omission of any prior landlord under the Lease including, without limitation, the Mortgagor/Landlord; and (v) be subject to any offsets or defenses which Tenant might have against any prior landlord under the Lease including, without limitation, the Mortgagor/Landlord.

     5. Tenant hereby certifies that: (i) there are no defaults on the part of the Landlord (including, without limitation, the Mortgagor/Landlord) under the Lease, (ii) the Lease is a complete statement of the agreement of the parties thereto with respect to the letting of the demised premises, (iii) the Lease is in full force and effect, (iv) all conditions to the effectiveness or continuing effectiveness of the Lease required to be satisfied as of the date hereof have been satisfied and (v) Tenant has not paid, and shall not pay, rent for more than two (2) months in advance.

     6. Tenant will notify Mortgagee of any default by the Mortgagor/Landlord which would entitle Tenant to cancel the Lease or abate the rent payable thereunder, and Tenant agrees that notwithstanding any provision of the Lease, no notice of cancellation thereof and no abatement of rent thereunder shall be effective unless Mortgagee has received the notice as aforesaid and has failed within thirty (30) days of the date thereof to cure such default or if such default cannot be cured within thirty (30) days, has failed to commence and diligently to prosecute the cure of the Mortgagor's/Landlord's default which gave rise to such right of cancellation or abatement.

     7. Tenant agrees that it will not, without the prior written consent of Mortgagee (a) modify the Lease or any extensions or renewals thereof; (b) terminate the Lease except as provided by its terms; (c) tender or accept a surrender of the Lease or make a prepayment in excess of one month of any rent thereunder; or (d) subordinate or permit subordination of the Lease to any lien subordinate to the Mortgage. Any such purported action without such consent shall be void as against Mortgagee.

     8. All notices required to be given under this Agreement shall be in writing and shall be delivered by hand or mail and shall be conclusively deemed to have been received if delivered or attempted to be delivered by United States first class mail, return receipt requested, postage prepaid, addressed to the party for whom it is intended at the following address. Any party may designate a change of address by written notice to the other party, received by such other party at least ten (10) days before such change of address is to become effective.

     Mortgagee:
     Bank of America, N.A.
     100 Southeast 2nd Street, 14th Floor
     FL7-950-14-05 Miami, FL 33131 Attn:

     Tenant:

     Attn:

     9. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Signed, sealed and delivered
in the presence of:                     TENANT:

_______________________________         a___________________ corporation
Name (Print or Type)
                                        By: _____________________ (SEAL)
_______________________________             _____________________, as its
Name (Print or Type)
                                        MORTGAGEE:
_______________________________         Bank of America, N.A.
Name (Print or Type)                          By: _______________________(SEAL)
                                           ________________________, as its


STATE OF FLORIDA               )
                               )
COUNTY OF                      )

The foregoing instrument was acknowledged before me this ________ day of _________, 2001, by __________________________________________of Bank of
America, a national association on behalf of the association. He/she is personally known to me or has produced _______________ as identification and did
(not) take an oath.

                                    ----------------------------------
                                    Type or print name:

                                    ----------------------------------
                                    Notary Public

                                   Serial No.:
                                               -------------------------
STATE OF FLORIDA     )
                     )
COUNTY OF _______    )

The foregoing instrument was acknowledged before me this ________ day of
______________,2001, by                                               , of
                       -----------------------------------------------
____________________________________________, a ____________________ Corporation
on behalf of the corporation. He/she is personally known to me or has produced _____________ as identification and did (not) take an oath.

                                     ---------------------------------
                                     Type or print name:

                                     ---------------------------------
                                     Notary Public

                                     Serial No.:
                                                ----------------------

                                   EXHIBIT "G"
                                   -----------
           FORM SUBORDINATION NONDISTURBANCE AND ATTORNMENT AGREEMENT

     This Agreement is made as of ________day of _________ 2001, between Bank of America, N.A. (the "Mortgagee"), whose address is 100 S. E. Second Street, 14th Floor, Miami, FL 33131 (FL7-950-14-05), and ____________________ (the "Tenant"),
whose address is _____________________________________________________________.

     RECITALS

     A. The Mortgagee intends to make a loan (the "Loan") to _____________, (the "Mortgagor/Landlord"), which Loan is secured in part by a first mortgage (the "Mortgage") from Mortgagor/Landlord to Mortgagee encumbering certain land and the improvements, fixtures and personalty located thereon, collectively known as ____________________ (the "Premises").

     B. Pursuant to the Mortgage, the Mortgagor/Landlord has also assigned to the Mortgagee all of the leases, rents, profits and security deposits affecting or arising in connection with the Premises or any part thereof.

     C. Tenant is a tenant on the Premises pursuant to a lease dated ___________, 2001, as amended (the "Lease").

     AGREEMENT

     NOW, THEREFORE, in consideration of the covenants and agreements hereinafter contained, the parties hereto do mutually covenant and agree as follows:

     1. The Recitals are true and correct and are made a part hereof.

     2. Tenant hereby agrees that all rights of Tenant under the Lease are and shall at all times continue to be subordinate to the lien of the Mortgage, as said Mortgage may be amended, renewed, increased, modified, consolidated, replaced, or extended.

     3. Mortgagee agrees that during the term of the Lease and any extended term thereof, so long as the Tenant is not in default thereunder, Tenant's possession of the demised premises (as described in the Lease) shall not be disturbed and Tenant's rights and privileges under the Lease shall not be diminished or interfered with by the Mortgagee upon any proceeding to foreclose the Mortgage, and Mortgagee will not join Tenant as a party defendant in any proceeding to foreclose the Mortgage for the purpose of terminating the Lease.

     4. In the event that, by reason of the foreclosure of the Mortgage for any reason, Mortgagee or any successor or assignee of Mortgagee succeeds to the interest of the Mortgagor/Landlord under the Lease then upon receipt of notice from the Mortgagee or such successor or assignee that it has succeeded to the rights of the Mortgagor/Landlord under the Lease, Tenant hereby agrees to recognize Mortgagee or such successor or assignee as Tenant's landlord under the Lease and hereby agrees to attorn to Mortgagee or such successor or assignee. Said attornment is to be effective and self-operative without the execution of any other instrument immediately upon Mortgagee or any successor or assignee of Mortgagee succeeding to the rights of the Mortgagor/Landlord under the Lease, and the Lease shall continue in accordance with its terms between Tenant, as tenant, and Mortgagee or any successor or assignee of Mortgagee, as landlord; provided, however, that Mortgagee or any successor or assignee of Mortgagee shall not: (i) be bound by any prepayment of rent or additional rent, deposit, rental security or any other sums paid to any prior landlord under the Lease including, without limitation, the Mortgagor/Landlord unless received and receipted for by Mortgagee or its successor or assignee; (ii) be bound by any amendment or modification of the lease made without the consent of Mortgagee or its successor or assignee; (iii) be personally liable under the Lease and Mortgagee's or its successor's or assignee's liability under the Lease shall be limited to the interest of Mortgagee or its successor or assignee in the Premises; (iv) be liable for any act or omission of any prior landlord under the Lease including, without limitation, the Mortgagor/Landlord; and (v) be subject to any offsets or defenses which Tenant might have against any prior landlord under the Lease including, without limitation, the Mortgagor/Landlord.

     5. Tenant hereby certifies that: (i) there are no defaults on the part of the Landlord (including, without limitation, the Mortgagor/Landlord) under the Lease, (ii) the Lease is a complete statement of the agreement of the parties thereto with respect to the letting of the demised premises, (iii) the Lease is in full force and effect, (iv) all conditions to the effectiveness or continuing effectiveness of the Lease required to be satisfied as of the date hereof have been satisfied and (v) Tenant has not paid, and shall not pay, rent for more than two (2) months in advance.

     6. Tenant will notify Mortgagee of any default by the Mortgagor/Landlord which would entitle Tenant to cancel the Lease or abate the rent payable thereunder, and Tenant agrees that notwithstanding any provision of the Lease, no notice of cancellation thereof and no abatement of rent thereunder shall be effective unless Mortgagee has received the notice as aforesaid and has failed within thirty (30) days of the date thereof to cure such default or if such default cannot be cured within thirty (30) days, has failed to commence and diligently to prosecute the cure of the Mortgagor's/Landlord's default which gave rise to such right of cancellation or abatement.

     7. Tenant agrees that it will not, without the prior written consent of Mortgagee (a) modify the Lease or any extensions or renewals thereof; (b) terminate the Lease except as provided by its terms; (c) tender or accept a surrender of the Lease or make a prepayment in excess of one month of any rent thereunder; or (d) subordinate or permit subordination of the Lease to any lien subordinate to the Mortgage. Any such purported action without such consent shall be void as against Mortgagee.

     8. All notices required to be given under this Agreement shall be in writing and shall be delivered by hand or mail and shall be conclusively deemed to have been received if delivered or attempted to be delivered by United States first class mail, return receipt requested, postage prepaid, addressed to the party for whom it is intended at the following address. Any party may designate a change of address by written notice to the other party, received by such other party at least ten (10) days before such change of address is to become effective.

                  Mortgagee:

                  Bank of America, N.A. 100 Southeast 2nd Street, 14th Floor FL7-950-14-05 Miami, FL 33131 Attn:

                  Tenant:

                  Attn:

     9. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Signed, sealed and delivered
in the presence of:                  TENANT:

_______________________________      a___________________ corporation
Name (Print or Type)
                                     By:_____________________ (SEAL)
_______________________________         ____________________ , as its
Name (Print or Type)

                                     MORTGAGEE:
                                     Bank of America, N.A.
_______________________________      By:_______________________(SEAL)
Name (Print or Type)                    _____________________, as its


STATE OF FLORIDA              )
                              )
COUNTY OF                     )

The foregoing instrument was acknowledged before me this ________ day of _________, 2001, by __________________________________________ of Bank of
America, a national association on behalf of the association. He/she is personally known to me or has produced_______________as identification and did
(not) take an oath.

                                  ----------------------------------
                                  Type or print name:
                                  ----------------------------------
                                  Notary Public

                                  Serial No.: ______________________

STATE OF FLORIDA                        )
                                        )
COUNTY OF                               )
          ------------------------------

The foregoing instrument was acknowledged before me this ___ day of _____, 2001, by ______________ , of ______________, a ______________ Corporation on behalf of the corporation. He/she is personally known to me or has produced __________ as identification and did (not) take an oath.




                                         ---------------------------------
                                         Type or print name:

                                         ---------------------------------
                                         Notary Public Serial No.

                                         Serial No.
                                                   -----------------------

                                   EXHIBIT "H"
                               MEMORANDUM OF LEASE

                                                  This Instrument Prepared By:

                                                        JEFFREY R. MAZOR, ESQ.

                                                J. R. Mazor & Associates, P.A.

                                                Presidential Circle, Suite 350

                                                      4000 Hollywood Boulevard

                                                      Hollywood, Florida 33021

                               MEMORANDUM OF LEASE

THIS SHORT FORM AND MEMORANDUM OF LEASE, made and entered into as of the _________ day of _________________ 2001, by and between PELMAD CORPORATION, a Florida corporation, its successors and assigns ("Landlord"), with its principal office at 10598 N.W. South River Drive, Medley, Florida 33178 and BE AEROSPACE, INC., a corporation organized and existing under the laws of the State of Delaware ("Tenant"), with its principal office at 1400 Corporate Center Way, Wellington, Florida 33414.

WITNESSETH, that:

1. Landlord and Tenant, in consideration of certain mutual covenants and agreements contained therein, entered into a Lease (the "Lease"), dated ____________, 2001, pursuant to which Landlord has let, leased and demised to the Tenant certain real property (the "Premises") known as real property situated in the State of Florida comprised:

               PREMISES & LOCATION: The premises leased hereunder are located in Medley, Miami-Dade County, Florida, are comprised of two parcels, i.e., the Main Premises and the Secondary Premises, as defined below, (collectively, the "Premises"), as follows:

               (1) The Main Premises. The premises (the "Main Premises") known as: 9100-9118 NW 105th Circle, Medley, Florida, as more particularly described on that certain site plan (the "Main Premises Site Plan") attached hereto as Exhibit "A-1" and made a part hereof, and located upon the real property described on Exhibit "A-3" attached hereto and made a part hereof (the "Main Premises Property"). The parties deem and stipulate that the Main Premises consist of one hundred seven thousand six hundred sixty-six (107,666) square feet (i.e., units 1 through 9) of the building known as Building G of Pelmad Industrial Park (the "Building"), which the parties deem and stipulate consists of one hundred forty-one thousand seventy-four (141,074) square foot building. The parties acknowledge said Main Premises shall also include that certain "Mezzanine Office Space" located in the

               Building (provided, however, the square footage of such Mezzanine Office Space is not included in the measurements above and shall not be included in calculating Tenant's Pro-Rata Share (as hereinafter defined) due under this Lease, and,

               (2) The Secondary Premises. That certain paved and fenced but otherwise unimproved parking lot (the "Secondary Premises") more particularly described on that certain site plan (the "Secondary Premises Site Plan") attached hereto as Exhibit "B-1" and made a part hereof and located upon the real property described on Exhibit "B-2" attached hereto and made a part hereof (the "Secondary Premises") and, as of the Commencement Date, consisting of at least one hundred fifteen (115) parking spaces.

               Additionally, Landlord grants Tenant a license to use (for the Term of this Lease) that certain adjacent parking area (not a part of the Premises) surrounding the Main Premises (the "Adjacent Parking Area") more particularly depicted on the "Adjacent Parking Area Sketch", attached hereto as Exhibit "A-2" and made a part hereof by reference, and consisting of at least two hundred twenty-five (225) parking spaces as of the Commencement Date.

               The Main Premises and the Secondary Premises shall hereinafter be collectively referred to as the "Premises".

               "Tenant's Pro-Rata Share," as the term is used below, is stipulated to be 107,666/141,074 or 76.32% (which does not include the square footage of the Mezzanine Office Space) as to any charge, expense or fund corresponding to the Main Premises, and 100.00% of any charge, expense or fund corresponding as to the Secondary Premises.

2. The Memorandum is subject to all of the terns, conditions and understandings set forth in the Lease between Landlord and Tenant, which agreement is incorporated herein by reference and made a part hereof, as though copied verbatim herein. In the event of a conflict between the terms and conditions of this Memorandum of Lease and the terms and conditions of the actual lease, the terms and conditions of the Lease shall prevail.

3. In accordance with the provisions of Florida Statutes 713.10(a), the Lease provides that the interest of the Landlord shall not be subject to liens for improvements made by the Tenant. The parties agree that this Memorandum of Lease shall be recorded in the Clerk's Office, that this Memorandum of Lease, for all purposes, be deemed a "short form" of the Lease, and the terms of the Lease expressly prohibit such liability.

4.   Specifically, the Lease provides in Article 6B:

               j. No Liens. Nothing contained in this article or in this Lease shall be taken or construed to create any agency between Landlord and Tenant or to authorize tenant to do any act or thing or to make any contract so as to encumber in any manner the title of

               Landlord to the leased Premises or to create any claim or lien upon the interest of Landlord in the leased Premises, it being expressly agreed and covenanted that all of the costs and expenses of tenant for tenant's Tenant Improvement Work referred to in this article or any other Tenant Improvement Work undertaken by or at tenant's behest shall be promptly paid by tenant as required by the terms of its contracts or agreements with its contractors, subcontractors and materialmen. If any lien is at any time filed or recorded, tenant shall within 15 days after such filing or recording obtain the release and satisfaction of such lien. Furthermore, Tenant shall, immediately upon request of the Landlord, execute any memorandum, lease or other documentation to effectuate the purposes of this Article. Further, Landlord or Tenant shall be entitled to record a memorandum ... in the public records of the county in which the property is located in order to give further effect to the terms of this lease generally and this Article in particular. In addition to the above, Landlord will have the right to post notices of nonresponsibility or similar written notices on the premises in order to protect the premises against any such liens.

5. Except as provided in the Lease, neither the Lease nor this Memorandum of Lease create or bestow, or shall be deemed to create or bestow upon the Tenant any rights in or to the underlying fee simple interest in the parcels of land referred to in Exhibit "A-3" and in Exhibit "B-2" and referred to in the Lease. Further, those rights that are created and/or bestowed upon the Tenant pursuant the Lease shall, for all purposes, be deemed extinguished with the expiration or termination of the Lease. In that regard, in the event of expiration or termination of the Lease, the Landlord shall be entitled to record a notice of such expiration or termination in a form satisfactory to the Landlord, which notice shall have the effect of negating the effect of this Memorandum Lease (except for the terms of the immediately preceding paragraph).

6.   The exhibits referred to above are likewise attached to this Memorandum.

IN WITNESS WHEREOF, the parties hereto have caused this memorandum of Lease to be duly executed as of the day and year first above written.

Witnesses as to Landlord:
----------------------------

Name:_______________________
        (Print or type)

----------------------------

Name:_______________________
        (Print or type)                           PELMAD CORPORATION, a Florida
corporation, LANDLORD

By:__________________________
Name:_______________________
Title:______________________


Witnesses as to Landlord:

/s/ Kathleen Ryan
    -------------------------
Name: Kathleen Ryan
      (Print or type)
                                             BE AEROSPACE, INC., a Delaware
/s/ Ann F. Trebby
    -------------------------
Name: Ann F. Trebby
      (Print or type)
corporation, TENANT






By: /s/ Thomas P. McCaffrey
    -------------------------
Name: Tom McCaffery
Title:   Senior Vice President & CFO

STATE OF FLORIDA
COUNTY OF_________________

Before me, the undersigned authority, on this day personally appeared _____________, as ___________ of Pelmad Corporation, a Florida corporation, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation on behalf of said partnership.

Given under my hand and official seal this _____ day of ____________, 2001.

                                ------------------------------------
                                Notary Public in and for the State of Florida My commission expires:

                                ---------------------
STATE OF FLORIDA
COUNTY OF_________________

Before me, the undersigned authority, on this day personally appeared Tom McCaffrey , as S.V.P.& CFO of BE Aerospace, Inc., a Delaware Corporation, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation on behalf of said corporation.

Given under my hand and official seal this _____ day of ____________, 2001.

                                  /s/ Kim Remen
                                   ----------------------------------------
                                   Notary Public in and for the State of Florida
[NOTARY SEAL]                      My commission expires: 12/12/02
                                                          --------

                                   EXHIBIT "G"
                                    FORM SNDA

                         SUBORDINATION, NON-DISTURBANCE
                            AND ATTORNMENT AGREEMENT

     This Agreement is made as of 26th day of February 2001, between Bank of America, N.A. (the "Mortgagee"), whose address is 100 S.E. Second Street, 14th Floor, Miami, FL 33131 (FL7-950-14-05), and BE Aerospace, Inc. (the "Tenant"), whose address is 1400 Corporate Center Way, Wellington, FL 33414.

     RECITALS

     A. The Mortgagee intends to make a loan (the "Loan") to Pelmad Corporation (the "Mortgagor/Landlord"), which Loan is secured in part by a first mortgage (the "Mortgage") from Mortgagor/Landlord to Mortgagee encumbering certain land and the improvements, fixtures and personalty located thereon, collectively known as Pelmad Corporation 9100-9118 NW 105th Circle and unimproved parking lot (the "Premises").

     B. Pursuant to the Mortgage, the Mortgagor/Landlord has also assigned to the Mortgagee all of the leases, rents, profits and security deposits affecting or arising in connection with the Premises or any part thereof.

     C. Tenant is a tenant on the Premises pursuant to a lease dated February 20, 2001, as amended (the "Lease").

     AGREEMENT

     NOW, THEREFORE, in consideration of the covenants and agreements hereinafter contained, the parties hereto do mutually covenant and agree as follows:

     1.   The Recitals are true and correct and are made a part hereof.

     2. Tenant hereby agrees that all rights of Tenant under the Lease are and shall at all times continue to be subordinate to the lien of the Mortgage, as said Mortgage may be amended, renewed, increased, modified, consolidated, replaced, or extended.

     3. Mortgagee agrees that during the term of the Lease and any extended term thereof, so long as the Tenant is not in default thereunder, Tenant's possession of the demised premises (as described in the Lease) shall not be disturbed and Tenant's rights and privileges under the Lease shall not be diminished or interfered with by the Mortgagee upon any proceeding to foreclose the Mortgage, and Mortgagee will not join Tenant as a party defendant in any proceeding to foreclose the Mortgage for the purpose of terminating the Lease.

     4. In the event that, by reason of the foreclosure of the Mortgage for any reason, Mortgagee or any successor or assignee of Mortgagee succeeds to the interest of the Mortgagor/Landlord under the Lease then upon receipt of notice from the Mortgagee or such successor or assignee that it has succeeded to the rights of the Mortgagor/Landlord under the Lease, Tenant hereby agrees to recognize Mortgagee or such successor or assignee as Tenant's landlord under the

Lease and hereby agrees to attorn to Mortgagee or such successor or assignee. Said attornment is to be effective and self-operative without the execution of any other instrument immediately upon Mortgagee or any successor or assignee of Mortgagee succeeding to the rights of the Mortgagor/Landlord under the Lease, and the Lease shall continue in accordance with its terms between Tenant, as tenant, and Mortgagee or any successor or assignee of Mortgagee, as landlord; provided, however, that Mortgagee or any successor or assignee of Mortgagee shall not: (i) be bound by any prepayment of rent or additional rent, deposit, rental security or any other sums paid to any prior landlord under the Lease including, without limitation, the Mortgagor/Landlord unless received and receipted for by Mortgagee or its successor or assignee; (ii) be bound by any amendment or modification of the lease made without the consent of Mortgagee or its successor or assignee; (iii) be personally liable under the Lease and Mortgagee's or its successor's or assignee's liability under the Lease shall be limited to the interest of Mortgagee or its successor or assignee in the Premises; (iv) be liable for any act or omission of any prior landlord under the Lease including, without limitation, the Mortgagor/Landlord; and (v) be subject to any offsets or defenses which Tenant might have against any prior landlord under the Lease including, without limitation, the Mortgagor/Landlord.

     5. Tenant hereby certifies that: (i) there are no defaults on the part of the Landlord (including, without limitation, the Mortgagor/Landlord) under the Lease, (ii) the Lease is a complete statement of the agreement of the parties thereto with respect to the letting of the demised premises, (iii) the Lease is in full force and effect, (iv) all conditions to the effectiveness or continuing effectiveness of the Lease required to be satisfied as of the date hereof have been satisfied and (v) Tenant has not paid, and shall not pay, rent for more than two (2) months in advance.

     6. Tenant will notify Mortgagee of any default by the Mortgagor/Landlord which would entitle Tenant to cancel the Lease or abate the rent payable thereunder, and Tenant agrees that notwithstanding any provision of the Lease, no notice of cancellation thereof and no abatement of rent thereunder shall be effective unless Mortgagee has received the notice as aforesaid and has failed within thirty (30) days of the date thereof to cure such default or if such default cannot be cured within thirty (30) days, has failed to commence and diligently to prosecute the cure of the Mortgagor's/Landlord's default which gave rise to such right of cancellation or abatement.

     7. Tenant agrees that it will not, without the prior written consent of Mortgagee (a) modify the Lease or any extensions or renewals thereof; (b) terminate the Lease except as provided by its terms; (c) tender or accept a surrender of the Lease or make a prepayment in excess of one month of any rent thereunder; or (d) subordinate or permit subordination of the Lease to any lien subordinate to the Mortgage. Any such purported action without such consent shall be void as against Mortgagee.

     8. All notices required to be given under this Agreement shall be in writing and shall be delivered by hand or mail and shall be conclusively deemed to have been received if delivered or attempted to be delivered by United States first class mail, return receipt requested, postage prepaid, addressed to the party for whom it is intended at the following address. Any party may designate a change of address by written notice to the other party, received by such other party at least ten (10) days before such change of address is to become effective.

                  Mortgagee:

                  Bank of America, N.A. 100 Southeast 2nd Street, 14th Floor FL7-950-14-05 Miami, FL 33131 Attn:

                  Tenant:           BE Aerospace, Inc.
                                    1400 Corporate Center
                                    Wellington, FL 33414
                  Attn:             General Counsel

     9. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Signed, sealed and delivered
in the presence of:                           TENANT:
                                              BE Aerospace, Inc.

   /s/  William A. Miller                     a Delaware corporation
------------------------------------------    ----------------------
Name (Print or Type)  William A. Miller
                                              By: Thomas P. McCaffrey     (SEAL)
   /s/  J. Holtzman                               _____________________, as its
__________________________________________        Sr. VP & CFO
Name (Print or Type)  Jeffrey P. Holtzman         ____________

                                              MORTGAGEE:
                                              Bank of America, N.A.
  /s/ Norma Abreu                               By: Kimberly R. Harrell   (SEAL)
------------------------------------------      -----------------------
Name (Print or Type)  Norma Abreu                   Vice President, as its
                                                ------------------

STATE OF FLORIDA                        )
                                        )
COUNTY OF                               )

The foregoing instrument was acknowledged before me this 26th day of February, 2001, by Kimberly R. Harrell of Bank of America, a national association on behalf of the association. He/she is personally known to me or has produced
                              -----------------------------
_______________ as identification and did (not) take an oath.

                                          /s/ Patricia L. Carroll
                                          --------------------------------------
                                          Type or print name:

                                          PATRICIA L. CARROLL
                                          --------------------------------------
                                          Notary Public
                                          [NOTARY SEAL]
                                          Serial No.:CC845347
                                                     --------

STATE OF FLORIDA                        )
                                        )
COUNTY OF PALM BEACH                    )

The foregoing instrument was acknowledged before me this 2nd day of March, 2001, by Thomas P. McCaffrey, of BE Aerospace Inc. a Delaware Corporation on behalf of the corporation. He/she is personally known to me or has produced _____________ as identification and did (not) take an oath.

/s/ Ellen Caplan
------------------------
                                      Type or print name:

                                      Ellen Caplan
                                      ------------------------------------------
                                      Notary Public

[NOTARY SEAL]                         Serial  No.:  CC845347
                                                    ----------------------------

This Instrument Prepared By:
JEFFREY R. MAZOR, ESQ.
J. R. Mazor & Associates, P.A.
Presidential Circle, Suite 350
4000 Hollywood Boulevard
Hollywood, Florida 33021

                               MEMORANDUM OF LEASE

THIS SHORT FORM AND MEMORANDUM OF LEASE, made and entered into as of the ______ day of _________ 2001, by and between PELMAD CORPORATION, a Florida corporation, its successors and assigns ("Landlord"), with its principal office at 10598 N.W. South River Drive, Medley, Florida 33178, and BE AEROSPACE, INC., a corporation organized and existing under the laws of the State of Delaware ("Tenant"), with its principal office at 1400 Corporate Center Way, Wellington, Florida 33414.

WITNESSETH, that:

1. Landlord and Tenant, in consideration of certain mutual covenants and agreements contained therein, entered into a Lease (the "Lease"), dated __________, 2001, pursuant to which Landlord has let, leased and demised to the Tenant certain real property (the "Premises") known as real property situated in the State of Florida comprised:

               PREMISES & LOCATION: The premises leased hereunder are located in Medley, Miami-Dade County, Florida, are comprised of two parcels, i.e., the Main Premises and the Secondary Premises, as defined below, (collectively, the "Premises"), as follows:

               (1) The Main Premises. The premises (the "Main Premises") known as: 9100-9118 NW 105th Circle, Medley, Florida, as more particularly described on that certain site plan (the "Main Premises Site Plan") attached hereto as Exhibit "A-1" and made a part hereof, and located upon the real property described on Exhibit "A-3" attached hereto and made a part hereof (the "Main Premises Property"). The parties deem and stipulate that the Main Premises consist of one hundred seven thousand six hundred sixty-six (107,666) square feet (i.e., units 1 through 9) of the building known as Building G of Pelmad Industrial Park (the "Building"), which the parties deem and stipulate consists of one hundred forty-one thousand seventy-four (141,074) square foot building. The parties acknowledge said Main Premises shall also include that certain "Mezzanine Office Space" located in the Building (provided, however, the square footage of such Mezzanine Office Space is not included in the measurements above and shall not be included in calculating Tenant's Pro-Rata Share (as hereinafter defined) due under this Lease, and,

           (2) The Secondary Premises. That certain paved and fenced but otherwise unimproved parking lot (the "Secondary Premises") more particularly described on that certain site plan (the "Secondary Premises Site Plan") attached hereto as Exhibit "B-1" and made a part hereof and located upon the real property described on Exhibit "B-2" attached hereto and made a part hereof (the "Secondary Premises") and, as of the Commencement Date, consisting of at least one hundred fifteen (115) parking spaces.

               Additionally, Landlord grants Tenant a license to use (for the Term of this Lease) that certain adjacent parking area (not a part of the Premises) surrounding the Main Premises (the "Adjacent Parking Area") more particularly depicted on the Adjacent Parking Area Sketch, attached hereto as Exhibit "A-2" and made a part hereof by reference, and consisting of at least two hundred twenty-five (225) parking spaces as of the Commencement Date.

               The Main Premises and the Secondary Premises shall hereinafter be collectively referred to as the "Premises".

               "Tenant's Pro-Rata Share", as the term is used below, is stipulated to be 107,666/141,074 or 76.32% (which does not include the square footage of the Mezzanine Office Space) as to any charge, expense or fund corresponding to the Main Premises, and 100.00% of any charge, expense or fund corresponding as to the Secondary Premises.

2. The Memorandum is subject to all of the terms, conditions and understandings set forth in the Lease between Landlord and Tenant, which agreement is incorporated herein by reference and made a part hereof, as though copied verbatim herein. In the event of a conflict between the terms and conditions of this Memorandum of Lease and the terms and conditions of the actual lease, the terms and conditions of the Lease shall prevail.

3. In accordance with the provisions of Florida Statutes 713.10(a), the Lease provides that the interest of the Landlord shall not be subject to liens for improvements made by the Tenant. The parties agree that this Memorandum of Lease shall be recorded in the Clerk's Office, that this Memorandum of Lease, for all purposes, be deemed a "short form" of the Lease, and the terms of the Lease expressly prohibit such liability.

4.   Specifically, the Lease provides in Article 6B:

               j. No Liens. Nothing contained in this article or in this Lease shall be taken or construed to create any agency between Landlord and Tenant or to authorize tenant to do any act or thing or to make any contract so as to encumber in any manner the title of

               Landlord to the leased Premises or to create any claim or lien upon the interest of Landlord in the leased Premises, it being expressly agreed and covenanted that all of the costs and expenses of tenant for tenant's Tenant Improvement Work referred to in this article or any other Tenant Improvement Work undertaken by or at tenant's behest shall be promptly paid by tenant as required by the terms of its contracts or agreements with its contractors, subcontractors and materialmen. If any lien is at any time filed or recorded, tenant shall within 15 days after such filing or recording obtain the release and satisfaction of such lien. Furthermore, Tenant shall, immediately upon request of the Landlord, execute any memorandum, lease or other documentation to effectuate the purposes of this Article. Further, Landlord or Tenant shall be entitled to record a memorandum in the public records of the county in which the property is located in order to giver further effect to the terms of this lease generally and this Article in particular. In addition to the above, Landlord will have the right to post notices of nonresponsibility or similar written notices on the premises in order to protect the premises against any such liens.

5. Except as provided in the Lease, neither the Lease nor this Memorandum of Lease create or bestow, or shall be deemed to create or bestow upon the Tenant any rights in or to the underlying fee simple interest in the parcels of land referred to in Exhibit "A-3" and in Exhibit "B-2" and referred to in the Lease. Further, those rights that are created and/or bestowed upon the Tenant pursuant the Lease shall, for all purposes, be deemed extinguished with the expiration or termination of the Lease. In that regard, in the event of expiration or termination of the Lease, the Landlord shall be entitled to record a notice of such expiration or termination in a form satisfactory to the Landlord, which notice shall have the effect of negating the effect of this Memorandum Lease (except for the terms of the immediately preceding paragraph).

6.   The exhibits referred to above are likewise attached to this Memorandum.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


Witnesses as to Landlord:            PELMAD CORPORATION, a Florida corporation

_______________________________      By: _____________________
Name__________________________              Name:_____________________
         (Print or Type)                    Title:______________________

_______________________________                 LANDLORD
Name__________________________
         (Print or Type)

Witnesses as to Tenant:               BE AEROSPACE, INC., a Delaware corporation

/s/ Kathleen Ryan                     By:  /s/ Thomas P. McCaffrey
-------------------------------           -------------------------------------
Name Kathleen Ryan                      Name:  Tom McCaffery
     __________________________         Title: Senior Vice President & CFO
         (Print or Type)
/s/ Ann F. Trebby
-------------------------------
Name Ann F. Trebby                              TENANT
     --------------------------
         (Print or Type)


STATE OF FLORIDA
COUNTY OF ____________

Before me, the undersigned authority, on this day personally appeared _________ ___________, as ______________ of Pelmad Corporation, a Florida corporation, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation on behalf of said corporation.

Given under my hand and official seal this _____ day of ____________, 2001.

                              ---------------------------------------------
                              Notary Public in and for the State of Florida My commission expires:

STATE OF FLORIDA
COUNTY OF ____________

Before me, the undersigned authority, on this day personally appeared Tom McCaffery, as Senior Vice President & CFO of BE Aerospace, Inc., a Delaware Corporation, known to me to be the person whose name is subscribed to the foregoing instrument and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity stated, and as the act and deed of said corporation on behalf of said corporation.

Given under my hand and official seal this _____ day of ____________, 2001.

[NOTARY SEAL]                 /s/ Ellen Caplan
                              ----------------------------------
                              Notary Public in and for the State of Florida My
                              commission expires: